INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                               (Amendment No. ___)


Filed by the Registrant             /x/

Filed by a Party other than the Registrant           / /

Check the appropriate box:

/ /      Preliminary Proxy Statement

/X/      Definitive Proxy Statement

/ /      Definitive Additional Materials

/ /      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

/ /      Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e) (2))

                          The France Growth Fund, Inc.

                (Name of Registrant as Specified in its Charter)



                    (Name of Person(s) Filing Proxy Statement
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/      No fee required.

                          THE FRANCE GROWTH FUND, INC.
                                666 THIRD AVENUE
                            NEW YORK, NEW YORK 10017

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 18, 2002


THIS IS THE FORMAL AGENDA FOR THE ANNUAL MEETING OF STOCKHOLDERS OF THE FRANCE GROWTH FUND, INC. (THE "FUND"). IT TELLS YOU WHAT MATTERS WILL BE VOTED ON AND THE TIME AND PLACE OF THE MEETING, IN CASE YOU WANT TO ATTEND IN PERSON.

To our Stockholders:

     The Annual Meeting of the Fund's stockholders will be held at 10:00 a.m., New York City time, on Tuesday, June 18, 2002, at the offices of UBS PaineWebber, Inc., 14th Floor Boardroom, 1285 Avenue of the Americas, New York, New York 10019, for the following purposes:

     1. To consider and act upon a change in the Fund's investment program by amending the Fund's fundamental investment objective and policies.

     2(a)-(g). To consider and act upon changes in the Fund's fundamental investment restrictions which are necessary to implement the Fund's proposed new investment program.

     3. To consider and act upon an amendment to the Fund's Articles of Incorporation to change the name of the Fund to The European Multi-Strategy Investment Company.

     4. To consider and act upon a new investment advisory agreement between the Fund and Credit Agricole Asset Management U.S. Advisory Services, the Fund's investment adviser (the "Adviser"), with an increase in the advisory fee payable to the Adviser.

     5. To consider and act upon a proposal allowing the Adviser, subject to Board approval, to select, supervise and replace, if necessary, investment managers to directly manage a portion of the Fund's portfolio and to materially modify existing subadvisory agreements without obtaining stockholder approval of the new or amended subadvisory agreement.

     6. To elect four (4) directors in Class II to serve for a term expiring on the date of the Annual Meeting of Stockholders in 2005.

     7. To consider and act upon a stockholder proposal recommending that the Board of Directors expedite the process to ensure Fund shares can trade at net asset value.

     Stockholders of record of the Fund's common stock at the close of business on March 28, 2002 are entitled to vote at this meeting and any related adjourned meeting.




                                        /s/ STEVEN M. CANCRO
                                        --------------------
                                        Steven M. Cancro
                                        SECRETARY

Dated: May 1, 2002

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD. YOU MAY USE THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF THE ENVELOPE IS MAILED IN THE UNITED STATES. PLEASE TAKE A FEW MINUTES TO VOTE NOW AND HELP SAVE THE FUND THE COST OF ADDITIONAL SOLICITATIONS.

THIS  LETTER  SUMMARIZES  THE  INFORMATION   CONTAINED  IN  THE  ATTACHED  PROXY
STATEMENT. PLEASE REVIEW THE ENTIRE PROXY STATEMENT BEFORE YOU VOTE.

Dear Fellow Stockholders:

     The Board of Directors of the France Growth Fund has unanimously approved an innovative new European investment program for the Fund. With your approval the Fund will expand its scope to include all of Europe. While the Fund will continue to seek long-term capital appreciation, it will do so by actively pursuing a multi-manager, multi-strategy investment approach. By employing diversified approaches to the investment of assets, as well as the strategies employed within each approach, the Fund will seek to achieve strong performance with reduced volatility in both rising and falling markets. The Board has also approved a proposed change in the Fund's name to The European Multi-Strategy Investment Company to more accurately reflect its new direction.

     The new mandate responds affirmatively to dramatic changes that have taken place across Europe since the Fund's inception in 1990. These changes include the formation of the European Monetary Union ("EMU"), the elimination of local currencies and the adoption of a common currency, the Euro, in twelve countries, including France. The Board believes that EMU will serve as a stimulus to the integration of securities markets and economies throughout Europe, fostering the creation of new investment opportunities. These opportunities are described in more detail in the accompanying proxy statement.

     The new program will draw heavily upon the expertise of Credit Agricole Asset Management U.S. Advisory Services, the Fund's investment adviser, to diversify the Fund's assets across investment managers and investment strategies. With Board approval, the Adviser will construct a portfolio that taps the expertise of selected investment managers, either by delegating to them responsibility for picking investments and implementing strategies or by investing Fund assets in existing investment vehicles managed by an investment manager. The Adviser will also directly manage a portion of the Fund's assets, focusing primarily on investments in publicly traded European issuers. The Adviser will be permitted to consider a wide range of investment strategies for different tranches of the Fund's portfolio, many of which were pioneered in the context of private hedge funds. These strategies include equity long/short strategies, merger and convertible arbitrage strategies, short selling, and the use of leverage. The closed-end structure of the Fund makes utilizing these types of investment strategies feasible.

     You are being asked to approve this new investment program for the Fund. This requires amendments to the Fund's fundamental investment objective, policies and restrictions to allow the Fund to expand its investment scope to include all of Europe, as well as to implement new investment strategies and techniques (PROPOSALS 1 AND 2). Because the Fund would no longer invest primarily in French securities if Proposals 1 and 2 are approved, you are also being asked to approve a change in the Fund's name to more accurately reflect the proposed new investment objective and focus (PROPOSAL 3) YOUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF PROPOSALS 1, 2 AND 3.

     Alternative investment vehicles, such as hedge funds, typically charge investors a higher advisory fee than do traditional mutual funds. They also charge performance fees based upon positive performance. These higher fees reflect more complex investment strategies and techniques used by their investment managers in managing alternative investment vehicles. Under the new mandate, the Board will be asking the Adviser to first construct and then actively shape a more complex portfolio utilizing many of the strategies and techniques used by alternative investment managers. A higher fee would afford the Adviser the resources to undertake this assignment. The Board also expects that the Adviser will, subject to Board approval, select, supervise and replace, if necessary, investment managers who manage portions of the Fund's assets which the Adviser allocates to particular investment strategies. The investment managers which are engaged to directly manage portions of the Fund's portfolio (the "Portfolio Managers") would be compensated by the Adviser out of the fees paid by the Fund to the Adviser.

     In recognition of the greater role and responsibilities expected of the Adviser, the Board believes it is appropriate to increase significantly the compensation of the Adviser. This will require your approval of a new advisory agreement which will increase the advisory fee and permit the Adviser to select and monitor Portfolio Managers. Unlike hedge funds, the Adviser would not receive additional fees based upon the Fund's performance. (PROPOSAL 4). YOUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL 4.

     In addition, in the interest of smooth administration, the Board is requesting that you approve a proposal which would allow the Adviser, subject to Board approval, to hire and replace Portfolio Managers and materially modify subadvisory agreements without stockholder approval. This will allow the Fund to save the time and expense of calling a special meeting of stockholders each time the Adviser recommends a change in Portfolio Managers or materially modifies an existing subadvisory agreement. If this proposal is approved by you, the Fund will seek exemptive relief from the Securities and Exchange Commission to allow the Adviser to make Portfolio Manager changes without stockholder approval (PROPOSAL 5). YOUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL 5.

     Your Board is also unanimously recommending that you re-elect Messrs. Bult, Demoliere, Longchampt, and Rapaccioli who are standing for re-election as Board members of the Fund (PROPOSAL 6). Each of the nominees has brought valuable experience and insight to the Board from their varied careers in finance and industry and, as Board members, has taken significant actions to create value for you, as stockholders. We believe that their experience and knowledge will be very helpful to the Board in implementing the proposed change in direction for the Fund. Mr. Demoliere is a representative of Bankgesellschaft Berlin AG, the Fund's largest shareholder as of the record date. YOUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES IN PROPOSAL 6.

     The Fund also has received a proposal recommending that the Board of Directors expedite the process to ensure Fund shares can trade at net asset value (PROPOSAL 7). The Board believes that the Fund's closed-end structure is critical to the successful implementation of its new investment program. ACCORDINGLY, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL 7.

     If you have any questions about the Meeting agenda or how to vote, please call 1-866-333-5680. Thank you for investing in the Fund.




                                        Yours sincerely,


                                        /s/ JEAN A. ARVIS
                                        -----------------
                                        Jean A. Arvis

                                        Chairman

                          TTHE FRANCE GROWTH FUND, INC.
                                666 THIRD AVENUE
                            NEW YORK, NEW YORK 10017

                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 18, 2002
                                  -------------

                                 PROXY STATEMENT

                                  -------------


     This proxy statement is being used by the Board of Directors of The France Growth Fund, Inc. (the "Fund") to solicit proxies to be voted at the Annual Meeting of the Fund's Stockholders (the "Meeting"). This Meeting will be held at 10:00 a.m., New York City time, on Tuesday, June 18, 2002, at the offices of UBS PaineWebber, Inc., 14th Floor Boardroom, 1285 Avenue of the Americas, New York, New York 10019. There are several significant actions being proposed for consideration by stockholders at this Meeting.

     First, the Board is recommending that stockholders approve an innovative new European investment program for the Fund. The new investment program will require amendments to the Fund's investment objective and policies. Second, the Board is recommending changes to some of the Fund's investment restrictions which are necessary to implement the new investment program. Third, the Board is proposing a new name for the Fund - The European Multi-Strategy Investment Company - to reflect the Fund's new mandate. Fourth, the Board is recommending the approval of a new investment advisory agreement with Credit Agricole Asset Management U.S. Advisory Services, the Fund's investment adviser (the "Adviser"), at a higher advisory fee which would afford the Adviser additional resources to implement the proposed new investment program. Fifth, stockholders are being asked to permit the Adviser to implement the multi-manager component of the investment program without obtaining stockholder approval of changes in investment managers or of material modifications of existing subadvisory agreements, subject to the receipt of an exemptive order from the Securities and Exchange Commission if required. Sixth, the Meeting is also being held to elect four (4) directors. Finally, stockholders are being asked to consider and act upon a stockholder proposal recommending that the Board of Directors expedite the process to ensure Fund shares can trade at net asset value.

     This proxy statement and form of proxy are being mailed to stockholders on or about May 1, 2002. The Fund's Annual Report for the fiscal year ended December 31, 2001 was mailed to stockholders on March 1, 2002. STOCKHOLDERS MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE FUND'S MOST RECENT ANNUAL REPORT BY WRITING TO THE FUND AT THE ADDRESS LISTED ABOVE OR BY CALLING 800-331-1710.

WHO IS ELIGIBLE TO VOTE

     Stockholders of record on March 28, 2002 are entitled to attend and vote at the Meeting or any related adjourned meeting. Each share of common stock is entitled to one vote. Shares represented by properly executed proxies, unless revoked before or at the Meeting, will be voted according to stockholders' instructions. If you sign a proxy but do not fill in a vote, your shares will be voted FOR the approval of a change in the Fund's investment program, For the approval of a change in some of the Fund's fundamental investment restrictions, FOR the approval of a change in the Fund's name, FOR the approval of a new investment advisory agreement with the Adviser, FOR giving the Adviser the flexibility to engage Portfolio Managers without obtaining stockholder approval, FOR the election of the nominees for director named in this proxy statement, and AGAINST a stockholder proposal recommending that the Board of Directors expedite the process to ensure Fund shares can trade at net asset value.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

              TO CONSIDER A CHANGE TO THE FUND'S INVESTMENT PROGRAM
                                  (PROPOSAL 1)

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL 1.

     Stockholders of the Fund are being asked to approve an innovative new European investment program for the Fund. This change would require amendments to the Fund's fundamental investment objective, policies and restrictions. The proposed changes to the Fund's investment restrictions are set out separately under Proposals 2(a) through (g) below. Stockholder approval of these amendments is required because the Fund's current investment objective of seeking capital appreciation through investment primarily in French equity securities is a fundamental policy that can be changed only by vote of the stockholders. In addition, several of the Fund's investment policies and restrictions which mandate investment primarily in French equity securities and limit the use of certain investment strategies and techniques by the Fund are also fundamental and may only be changed by vote of the stockholders. The Board has determined that this change in the Fund's investment program is in the best interests of the Fund and its stockholders and has voted unanimously to recommend that stockholders approve this new investment program.

     The new investment objective, strategies, policies and techniques constituting the new investment program are set forth in detail below under the heading `THE PROPOSED NEW INVESTMENT PROGRAM FOR THE FUND'. The new investment program may involve significant additional risks relative to the Fund's current investment program. It is important that stockholders read and understand all of the risks associated with this proposed new investment program before voting. The principal risks associated with the new investment program are set forth under the heading `PRINCIPAL RISKS OF INVESTING IN THE FUND'. Additional risks are described in APPENDIX A to this proxy statement. Please be sure to review APPENDIX A in addition to the information set forth below.

WHY THE BOARD IS RECOMMENDING THESE CHANGES NOW?

     Over the past year, it has become increasingly clear to the Board that the French securities markets in which the Fund primarily invests have been undergoing dramatic change. France is one of the twelve countries participating in European Monetary Union. In January 1999, the Euro was introduced as the common currency among the twelve participating countries. As of March 1 of this year, the local currencies of each of the twelve countries have been retired and are no longer in circulation. While these developments have been significant in their own right, monetary union has had a more far reaching effect than the sharing of a single currency. It is serving as a dynamic catalyst for integration of the twelve economies and securities markets of the participating countries into one market, referred to as the Eurozone. The Board believes that a move towards integration will create an array of new and diverse investment opportunities for the Fund.

     Monetary union has encouraged the mergers and acquisitions of a significant number of companies throughout Europe. European merger and acquisition activity grew at the fastest rate in the world last year. Monetary union has triggered a wave of consolidations among financial intermediaries and the emergence of innovative financial products and techniques. Monetary union has allowed securities exchanges and settlement systems of Eurozone countries to cooperate more closely and, in some cases, merge operations. It has required the coordination of economic policies among the twelve Eurozone countries and the adoption of one fiscally responsible monetary policy by all twelve of the countries. Overall, the European investment landscape has changed dramatically since the inception of the Fund in May of 1990.

     At a meeting held on October 2, 2001, the Board created a special committee, The France Growth Fund Mandate Review Committee (the "Special Committee"), comprised of five directors, to evaluate ways in which the Fund could be better positioned to take advantage of the changes taking place in Europe. The Special Committee held four formal meetings to discuss a wide range of options and worked with the officers of the Fund, the Adviser and legal counsel to the Fund and legal counsel to the independent directors to develop and present a recommended course of action to the Board. The Board considered the recommendation of the Special Committee at a regular quarterly meeting held on December 11, 2001 and instructed the Special Committee to further refine its recommendation. The Special Committee also held extensive discussions with the Adviser as to the Adviser's experience and expertise in implementing a new investment program for the Fund. The Board held a special meeting on January 31, 2002 for the specific purpose of evaluating the Special Committee's revised recommendation and the Adviser's ability to implement the proposed investment program. At that special meeting, the Board expressed its support for the new direction recommended for the Fund. The Board created a second special committee comprised of six directors, the Investment and Strategy Committee (the "ISC"), to formulate the specific components of the proposed new investment program and to recommend the program to the Board. The Board considered the recommendations of the ISC at a second special meeting held on February 28, 2002 and, at that meeting, unanimously determined that adopting the proposed new investment program would be in the best interests of the Fund and its stockholders.

     Specifically, the Board found that:

     o The continuing integration of the economies and securities markets of Europe is fostering the creation of new and diverse investment opportunities for the Fund.

     o The significant increase in merger and acquisition activity and consolidations among European companies, including traditionally French companies, leaves the Fund with fewer desirable investment opportunities within France.

     o The Fund is not positioned to take full advantage of new European investment opportunities because of its focus of investing primarily in equity securities of French companies and because of certain limiting fundamental investment policies and investment restrictions.

     o The proposed new investment program, which would involve different investment managers employing a diverse selection of European focused investment strategies, would provide the Fund with the opportunity to realize attractive long-term investment returns at a controlled level of risk as measured by lower volatility in returns.

     o The Adviser has significant experience and expertise in managing a European portfolio of investments. The Adviser also has significant experience and expertise in constructing a portfolio of investments based upon its identification, evaluation and monitoring of investment managers and investment funds to achieve a target allocation of assets across investment strategies.

     o The Board would retain sufficient oversight responsibility in the selection of investment managers and investment funds because the Board, or a committee of the Board comprised primarily of independent directors, would be required to review and approve all investment manager and investment fund recommendations by the Adviser.

     o Implementation of the new investment program would require the Adviser to undertake significant additional responsibilities and functions, which would warrant the additional compensation reflected in a new advisory agreement between the Fund and the Adviser.

     o The Fund's closed-end structure is fundamental to the successful implementation of the proposed new program.

WHAT IS THE PROPOSED NEW INVESTMENT PROGRAM FOR THE FUND?

     Beginning on the following page is a description of the proposed new investment program for the Fund. The proposed new investment program consists of the proposed new investment objective, strategies and policies for the Fund. Approval of this Proposal 1, together with the approval of Proposals 2(a) through (g), which are discussed in detail below, would mean that the Fund would adopt the investment objective, policies and strategies set forth under the heading `PROPOSED NEW INVESTMENT PROGRAM FOR THE FUND'. If approved, the proposed investment objective will be adopted by the Fund as a fundamental objective. Any further change to the investment objective would then require additional action by stockholders. The proposed investment policies and strategies of the Fund will become non-fundamental policies. This will give the Board the flexibility to modify particular investment policies as deemed appropriate without seeking further stockholder approval.

     It is important that stockholders also review the principal risks associated with this proposed new program and the additional risks set forth in APPENDIX A to this proxy statement. The Board has unanimously recommended that stockholders vote to approve this new investment program for the Fund.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                  PROPOSED NEW INVESTMENT PROGRAM FOR THE FUND

     THE INFORMATION PRESENTED IN THIS SECTION WOULD BECOME APPLICABLE FOR THE FUND ONLY IF STOCKHOLDERS APPROVE PROPOSALS 1, 2(A)-(G) AND 3.

                                NAME OF THE FUND

     The European Multi-Strategy Investment Company.

                              INVESTMENT OBJECTIVE

INVESTMENT OBJECTIVE. The Fund seeks long-term capital appreciation through a multi-manager multi-strategy program of investment in a wide range of European investment opportunities. The Fund seeks to control risk as measured by volatility of returns through diversification of investment managers selected to manage the Fund's assets and through diversification of the investment strategies and styles employed by these managers. Through manager and strategy selection, the Fund seeks risk-adjusted rates of return that are more attractive than the returns generated by more traditional open-end investment companies which focus on European investments.

                         PRINCIPAL INVESTMENT STRATEGIES

INVESTMENT STRATEGY. The Adviser uses three different approaches to seek to achieve the Fund's investment objective. By adopting a diversified approach to the investment of Fund assets as well as the types of strategies employed within each approach, the Fund seeks to achieve strong performance results that are less volatile in both rising and falling markets than investments made according to a single approach or with a focus on a particular investment strategy. Subject to review and approval by the Board, the Adviser will allocate assets among and within the following three approaches based upon extensive qualitative and quantitative analysis and due diligence by the Adviser:

     o SELECTION OF PORTFOLIO MANAGERS: The Adviser may recommend to the Board for its approval the appointment of one or more investment managers to directly manage a portion of the Fund's portfolio pursuant to separate subadvisory agreements (the "Portfolio Managers"). The Adviser seeks to engage Portfolio Managers which have consistently demonstrated the ability to achieve superior investment results in implementing a particular investment strategy as compared to other advisers who use a similar strategy. The Adviser will be responsible for monitoring, supervising and replacing the Portfolio Managers subject to Board approval.

     o INVESTMENT IN ALTERNATIVE INVESTMENT VEHICLES: The Adviser may seek to gain exposure to investment managers through investments in established alternative investment vehicles which they manage and which have investors other than the Fund (the "Portfolio Funds"). The Adviser will conduct an evaluation process when identifying Portfolio Funds similar to the process used to select Portfolio Managers. The Adviser seeks to recommend to the Board for approval Portfolio Funds which have consistently demonstrated the ability to generate superior investment results when managed in accordance with a particular investment strategy as compared to other funds managed according to a similar strategy. The Adviser will monitor the performance of each Portfolio Fund and will recommend to the Board, where appropriate, the substitution of Portfolio Funds.

     o DIRECT INVESTMENTS BY THE ADVISER IN UNDERLYING SECURITIES: The Adviser, drawing upon its extensive European investment management experience, may directly invest a portion of the Fund's assets in securities of European issuers. The Adviser may employ a variety of investment strategies when directly managing a portion of the Fund's assets, but expects to focus primarily on employing an equity long/short strategy with net long exposure to the market.

     Through these three approaches and under normal conditions, the Fund will invest, either directly or indirectly through Portfolio Funds, at least 80% of net assets, including borrowing for investment purposes, in equity and fixed income securities of companies which are economically tied to developed countries within Europe. The Fund intends to invest at least 65% of its net assets in long and short positions in equity securities of companies which are economically tied to developed countries within Europe and in collateral maintained with respect to the Fund's short positions. There is no requirement as to the percentage of the Fund's assets which must be allocated to any one of the three investment approaches (i.e., to Portfolio Managers vs. Portfolio Funds vs. direct investment by the Adviser). However, it is expected that a significant majority of the Fund's assets will be directly invested by the Adviser particularly as the Adviser begins to implement the new investment program. The Fund may not allocate more than 50% of its net assets to Portfolio Funds generally, and expects that it will not allocate more than 15% of its net assets to any one Portfolio Fund or Portfolio Manager. These percentage limitations apply at the time of investment by the Fund. The Fund is non-diversified, which means the Fund has additional flexibility to concentrate its investments in particular securities, if deemed appropriate by the Adviser.

     Equity securities include common and preferred stocks, warrants, rights, convertible securities, depositary receipts and shares, trust certificates, limited partner and membership interests, shares of other investment companies, equity participations and equity related derivatives. Fixed income securities include bonds, notes and money market instruments. The Fund may invest in companies of any size and there is no limit on the Fund's investments in securities of companies which are not listed on a securities market or are not publicly traded. The Fund may invest up to 20% of net assets in securities of companies located outside of Europe.

     The following countries are currently considered by the Fund to be developed European countries: Austria, Belgium, Denmark, Finland, France, Germany, Holland, Ireland, Italy, Liechtenstein, Norway, Portugal, Spain, Sweden, Switzerland and United Kingdom. In the future, other European countries may also be included by the Fund in this category.

     For purposes of the 80% policy, companies are considered to be economically tied to developed European countries if (i) the company is organized under the laws of any of the countries; (ii) the securities of the company are traded principally in any one of the countries; or (iii) the company derives during its most recent fiscal year at least 50% of its revenues and profits from goods produced or sold, investments made, or services performed within the countries or has at least 50% of its assets in the countries. When investing in Portfolio Funds, the Fund will take into account its proportionate interest in the underlying holdings of the Portfolio Funds to determine whether it is complying with this 80% policy, irrespective of whether the public or private investment funds are organized under the laws of a European country or non-European country.

     ALLOCATION OF ASSETS TO PORTFOLIO MANAGERS AND PORTFOLIO FUNDS. The Adviser intends to draw upon the expertise of other investment managers which focus on European investments and which, based on the Adviser's experience and expertise in identifying investment managers, can best implement a particular investment strategy for the Fund. Over time the Adviser intends to allocate a portion of the Fund's assets to one or more Portfolio Managers and to invest the Fund's assets in one or more Portfolio Funds. The selection of a Portfolio Manager or Portfolio Fund is subject at all times to the review and approval by the Board.

     The Adviser believes that successful selection of Portfolio Managers and Portfolio Funds is based upon extensive research, analysis and due diligence. The Adviser employs both a top-down and bottom-up approach and a combination of quantitative and qualitative analysis in the selection process. The top-down aspect of the process involves a review by the Adviser of the array of investment strategies which could be used by the Fund and an assessment of each strategy's risk/return relationship, liquidity and correlation with general market movements. A full analysis of the expected performance and risk of various asset allocation mixes is undertaken using proprietary modeling techniques. Based upon the Adviser's assessment of current and projected economic, market and political conditions and the results of its modeling of proposed allocations, the Adviser develops a target allocation of Fund assets across several investment strategies.

     At the same time, the Adviser conducts an extensive review of potential Portfolio Managers and Portfolio Funds to seek to identify the best candidates for the Fund. First, the Adviser uses a combination of quantitative and qualitative analysis to screen the universe of available investment managers and funds. In addition to mathematical models and statistical analysis which are used to sort investment managers and funds, the Adviser conducts extensive interviews of potential candidates. From the results of the initial screening process, the Adviser develops a short list of up to 20 investment managers and funds with demonstrated expertise in implementing a specific type of investment strategy. The Adviser conducts extensive due diligence of each candidate on the short list, including interviews with key personnel, reference checks and on-site visits to verify the information used as the basis for the analysis of each investment manager or fund and to help formulate the Adviser's specific recommendations. In recommending specific Portfolio Managers and Portfolio Funds for approval by the Board, the Adviser considers the following factors:

     o the Portfolio Manager's or Portfolio Fund's performance during various time periods and market cycles.

     o    the  Portfolio  Manager's  or  Portfolio  Fund  investment   manager's
          reputation and experience and effectiveness at implementing its investment philosophy.

     o    the  presence  and  effectiveness  of  the  Portfolio   Manager's  and
          Portfolio Fund's risk management discipline.

     o the composition and transparency of the Portfolio Manager's or Portfolio Fund's investment portfolio.

     o the Portfolio Manager's or Portfolio Fund's ability to provide reliable information on the value of its portfolio on a weekly basis.

     o    the Portfolio Manager's or Portfolio Fund's fee structure.

     o the quality, experience and stability of the Portfolio Manager's and Portfolio Fund investment manager's organization and its investment personnel.

     o the amount of the Portfolio Manager's assets under management or the asset size of the Portfolio Fund.

     By recommending individual Portfolio Managers and/or Portfolio Funds to implement the mix of investment strategies selected as part of the Adviser's target allocation, the Adviser seeks to construct a portfolio for the Fund that is broadly diversified across investment strategies and markets within Europe. The goal is to provide returns which are superior to more traditional European open-end equity funds (which generally employ only one primary investment strategy, rather than several) with lower volatility in those returns. The Adviser expects that it will generally allocate no more than 15% of the Fund's assets at the time of purchase to any one Portfolio Manager or Portfolio Fund. The Fund will limit its investments in Portfolio Funds to funds which determine prices for their portfolios no less frequently than weekly. The Fund will not invest in any Portfolio Fund if the Portfolio Fund's investment manager or sponsor is affiliated with the Adviser or any Portfolio Manager to the

Fund. In addition, the Fund will not invest (or make subsequent investments) in any Portfolio Funds if, as a result of that investment, the Fund would own more than 10% of the outstanding voting interests of the Portfolio Fund. The Fund will not look through a Portfolio Fund to its underlying investments to determine whether the Fund is in compliance with any of its investment policies or restrictions except for the Fund's policy of investing at least 80% of net assets plus borrowing for investment purposes in securities of companies which are economically tied to developed countries within Europe.

     MONITORING OF PORTFOLIO MANAGERS AND PORTFOLIO FUNDS AND REALLOCATION OF ASSETS. The Adviser monitors the Portfolio Managers and Portfolio Funds selected through a combination of weekly net asset value updates, position reports and periodic in-person and telephone contact. The Adviser will evaluate changes in the Portfolio Manager's or Portfolio Fund's investment strategy, policies, procedures and organization to determine whether those changes would diminish the expected risk-return relationship for that portion of the Fund's portfolio or in the Portfolio Manager's or Portfolio Fund's ability to provide the Adviser with reliable valuation information for its portfolio.

     The Adviser will continue to conduct the same top-down and bottom-up analysis to refine allocations among investment strategies and Portfolio Managers and Portfolio Funds. Any changes in Portfolio Managers or Portfolio Funds or in the allocation of assets to either must be approved by the Board. The Board may delegate that responsibility in the context of Portfolio Funds to a committee of the Board comprised primarily of independent directors.

     SPECIFIC INVESTMENT STRATEGIES UTILIZED. In addition to diversifying among approaches by which the Fund's assets will be invested, the Adviser seeks to diversify the types of investment strategies utilized within each of the three investment approaches. The investment strategies set forth below represent the types of strategies and investment techniques that the Portfolio Managers and Portfolio Funds selected for the Fund may utilize. Similarly, when managing a portion of the Fund's assets directly, the Adviser may also employ one or more of the investment strategies set forth below. However, it is expected that the Adviser will primarily focus on implementing an equity long/short strategy with net long exposure with respect to the Fund's assets that it is directly managing.

     EQUITY LONG/SHORT STRATEGY. The investment manager's stock picking ability, on both the long and the short side, is key to the success of this strategy. Under this strategy, the investment manager purchases stocks of companies it believes are undervalued and will outperform the equity markets. At the same time, it sells short the stocks of companies it believes are overvalued and will underperform the general market. The short positions may be opportunistic or instituted solely for hedging purposes. The stocks purchased and sold short frequently have similar characteristics, such as capitalization and industry, so that changes in price arising solely from general market movements may be expected to be offset by the long and short positions. Positive returns generally occur when the investment manager's stock selection strategy establishes long positions which appreciate more than its short positions in a rising market and short positions which depreciate more than its long positions in a falling market.

     In selecting stocks and short positions for the Fund, the Adviser may use exclusively a growth style or a value style or may employ some combination of both styles, such as growth at a reasonable price. The Adviser is also not limited to investing primarily in any one segment of the European equity market as classified by market capitalization, industry category or sector. The Adviser may select Portfolio Managers or Portfolio Funds advised by investment managers with particular expertise in any of these styles.

     EVENT DRIVEN STRATEGIES. This category of strategies generally involves investing in opportunities created by significant transactional events, such as spinoffs, mergers and acquisitions, reorganizations, recapitalizations, share buybacks and bankruptcies. In addition, positions may be taken in related securities of different companies or in different securities of the same issuer for the purpose of arbitraging differences in share prices. Because investments are situation-specific, returns are relatively uncorrelated with the movements of the securities markets, although the supply of opportunities in particular styles may be impacted by market conditions. The Adviser may allocate assets to several event-driven strategies (either directly or most likely through a Portfolio Manager or Portfolio Fund) at the same time to seek to reduce the volatility associated with reliance on a single strategy that may perform poorly in some market environments. The most common type of event-driven strategy which the Adviser expects the Fund to employ is merger arbitrage.

     MERGER ARBITRAGE. Merger arbitrage is designed to profit from the successful completion of announced merger and acquisition transactions involving publicly owned companies. A number of trading practices may be employed to capture the potential profit of merger and acquisition transactions. Typically, the Fund would establish merger arbitrage positions by purchasing the shares of a target company at a discount to the value of the consideration offered in the merger or tender offer (whether cash or securities). When the consideration is shares of the acquiring company, the Fund may also sell short shares of the acquiring company. The number of shares sold short generally is based on the exchange ratio specified in the merger agreement. Hedging the target shares against the consideration offered in the merger or tender offer produces the merger arbitrage profit spread--effectively the discount to the merger consideration at which the target company trades--which will be received by the Fund upon the transaction closing. The merger arbitrage positions both establish defined trading profit spreads and also are intended to provide an overall portfolio hedge against general market volatility.

     RELATIVE VALUE STRATEGIES. This category of strategies generally involves the exploitation of disparities in pricing relationships between instruments with similar pricing characteristics. Quantitative security selection techniques are often used to identify and capture profits from mis-priced securities and to reduce risk by balancing long and short market exposures. The residual risk created by this process is a spread position whose management requires an understanding of the factors determining the spread. Relative value strategies are not dependent on the general direction of market movements, and often involve arbitrage techniques. The returns tend to have low correlations relative to the broader securities indices. The most common type of relative value strategy which the Adviser expects the Fund to employ is convertible arbitrage.

     CONVERTIBLE ARBITRAGE. Convertible arbitrage consists of buying debt securities, preferred stocks and other securities convertible into common stock and hedging a portion of the equity risk inherent in these securities. This hedging is achieved by selling short some or all of the common stock issuable upon exercise of the convertible security. If the market price of the common stock increases above the conversion price on the convertible security, the price of the convertible security will increase. The Fund's increased liability on the short position would, in whole or in part, reduce this gain. If the price of the common stock declines, any decline in the price of the convertible security would offset the Fund's gain on the short position. The Fund profits from this strategy by receiving interest and/or dividends on the convertible security and by adjusting the amount of equity risk that is hedged by short sales.

     TACTICAL TRADING. This category of strategies speculates on the direction of prices of equities, bonds, currencies and commodities in cash and derivatives. The returns from these types of strategies can be volatile given the liberal use of leverage, often enhanced with derivatives, and the unhedged nature of the positions. The correlation of returns with traditional securities indices tends to be low. Tactical trading strategies can be either system driven or discretionary. System driven investment managers deploy trend-following and other computer driven models based on technical analysis of pricing data, while discretionary investment managers rely more on fundamental analysis, though technical analysis is not ignored. In either case, the investment manager's skill is in timing the entry and exit of their positions. Global macro strategies fall into this category.

     SHORT SALES. Each of the investment strategies which the Adviser, Portfolio Managers and Portfolio Funds may employ involves taking both long and short positions in securities. The long positions generally increase in price in a rising market (and decrease in a declining market). Short positions generally incur losses in a rising market (and profit from market declines). Consequently, the long and short positions tend to cancel out the effect of general stock market trends. Short positions are taken when the Fund sells securities short. In a short sale, the Fund borrows securities from a broker and sells the borrowed securities. The proceeds of the sale are generally used to secure the Fund's obligation to the lending broker and are invested in liquid securities. Since the Fund is obligated to return the borrowed securities, the Fund will benefit from a short sale if the market price of the security sold short declines in value because the Fund would have to pay less to replace the borrowed security. The Fund will incur a loss if the security increases in price because the Portfolio would have to pay more to replace the borrowed security.

     LEVERAGE. Many of these investment strategies involve the purchase of securities on margin and the borrowing of money from brokers and banks for investment purposes. This practice, known as leverage, involves particular risks which are discussed further under the section `Principal Risks of Investing in the Fund' below. Leverage can increase the investment return when the Fund earns a greater return on the investments purchased with borrowed funds than it pays for the use of those funds. The use of leverage can also decrease investment return if the Fund fails to earn as much on investments purchased with borrowed funds as it pays for the use of those funds.

     DERIVATIVES. The Fund may use futures, options, forward foreign currency contracts, swaps and other derivatives to implement its investment strategies. A derivative is a security or instrument whose value is determined by reference to the value or the change in value of one or more securities, currencies, indices or other financial instruments. The Fund may use derivatives for a variety of purposes, including:

     o As a hedge against adverse changes in stock market prices, interest rates or currency exchange rates.

     o    As a substitute for purchasing or selling securities.

     o To increase the Fund's return as a non-hedging strategy that may be considered speculative.

      TEMPORARY AND DEFENSIVE MEASURES. The Fund may, from time to time, take temporary or defensive positions in cash, cash equivalents and short-term high quality fixed income securities to attempt to minimize extreme volatility caused by adverse market, economic or other conditions. However, the liquidity of many of the Fund's investments is limited, so the Fund's ability to invest in such instruments may also be limited. Any such temporary or defensive positions could prevent the Fund from achieving its investment objective.

      INVESTMENT OBJECTIVE, POLICIES AND PERCENTAGE LIMITATIONS. The investment objective of the Fund is fundamental and may not be changed without stockholder approval. The Fund's investment policies and restrictions, except as otherwise indicated, are not fundamental and may be changed by action of the Board without stockholder approval. Unless otherwise specified, percentage limitations on investments will be applied at the time of investment to direct investments made by the Fund. The Fund's investment limitations are not applied to the portfolio securities held by the Portfolio Funds in which the Fund may invest.

                    PRINCIPAL RISKS OF INVESTING IN THE FUND

     The Adviser seeks to construct a portfolio for the Fund with sufficient diversification across investment strategies and markets to reduce the overall volatility of the Fund's performance relative to more traditional open-end funds which focus on European investments. However, there can be no assurance that the Fund will achieve its investment objective or the desired level of
diversification.   If  the  Fund  does  not  achieve   the   desired   level  of
diversification or if the Adviser is incorrect about its assessment of the effects of diversification in particular instances, the Fund may experience significantly greater volatility than a traditional open-end European investment company. There is no guarantee or representation being made that the Fund's investment program will be successful.

     Because of the types of investment strategies and investment techniques which the Fund may utilize, you should consider an investment in the Fund to involve a substantial degree of risk. In particular, the Fund's use of short sales, leverage and derivative transactions can cause the value of the Fund's portfolio to appreciate or depreciate at a greater rate than if those techniques were not used, which could result in significant losses to the Fund.

     THE FUND'S INVESTMENT PROGRAM SHOULD BE CONSIDERED SPECULATIVE AND ENTAILS A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER THE FUND AS A SUPPLEMENT TO AN OVERALL INVESTMENT PROGRAM AND SHOULD INVEST ONLY IF YOU UNDERSTAND AND ARE WILLING TO UNDERTAKE THE RISKS INVOLVED. YOU MAY EXPERIENCE A SIGNIFICANT DECLINE IN THE VALUE OF YOUR INVESTMENT AND COULD LOSE MONEY. ADDITIONAL INFORMATION REGARDING THE RISKS OF PARTICULAR INVESTMENT STRATEGIES AND TECHNIQUES AVAILABLE TO THE FUND ARE SET FORTH IN APPENDIX A TO THIS PROXY STATEMENT.

INVESTMENT RELATED RISKS.

     EQUITY SECURITIES. Although several of the investment strategies attempt to neutralize some of the effects of general trends in the equity markets, the Fund's portfolio will likely retain a net long exposure to equity market movements. An investment in the Fund would thus be subject to the risks associated with investing in equity securities of foreign issuers generally. Equity securities, particularly common stocks, have historically generated higher average returns than fixed income securities but have also experienced significantly more volatility in those returns. An investor could lose money on his or her investment or the Fund might not perform as well as other investments if any of the following occurs:

     o    European  equity  markets  drop  in  price,   experience   significant
          volatility, or perform poorly relative to U.S. equity markets.

     o    An adverse event,  such as an unfavorable  earnings report,  depresses
          the  price  of  a  particular   company's  stock  or  reduces  trading
          liquidity.

     o The investment manager is incorrect about the attractiveness, value or potential appreciation or depreciation of a particular investment.

     Investing primarily in securities of European issuers involves unique risks compared to investing in securities of U.S. issuers. These risks include:

     o less information about some European issuers or markets may be available due to less rigorous disclosure or accounting standards or regulatory practices.

     o European securities markets are still generally smaller, less liquid and more volatile than U.S. securities markets. In a rapidly changing market, the investment manager may not be able to sell securities in the Fund's portfolio at times, in amounts and at prices it considers reasonable.

     o adverse effect of currency exchange rates or controls on the value of the fund's investments.

     o The economies of European countries may grow at slower rates than expected or may experience a downturn or recession.

     o Economic, political and social developments may adversely affect the securities markets.

     o    Withholding and other non-U.S. taxes may decrease the fund's return.

     SMALLER CAPITALIZATION COMPANIES. The Fund may invest in equity securities without restriction as to the market capitalization of issuers, including securities of companies with market capitalizations that are small compared to other publicly traded companies (including micro-cap companies). Smaller companies may have more limited product lines, markets, or financial resources or may depend on a small inexperienced management group. Securities of small companies may trade less frequently and in lesser volume than more widely held securities and their values may fluctuate more abruptly or erratically than securities of larger companies. They may also trade in the over-the-counter market or on a regional exchange, or may otherwise have limited liquidity. These securities may therefore be more vulnerable to adverse market developments than securities of larger companies. Also, there may be less publicly available information about smaller companies and less market interest in their securities as compared to larger companies, and it may take longer for the prices of the securities to reflect the full value of a company's earnings potential or assets.

     SHORT SALES. Short sales are an integral part of many of the investment strategies. Short sales involve significant risks, including:

     o The Fund may incur a loss as a result of a short sale if the market value of the borrowed security increases between the date of the short sale and the date the Fund replaces the security.

     o The Fund may be unable to repurchase the borrowed security at a particular time or at an acceptable price. When the Fund is short a security, the lender may terminate the loan at a time when the Fund is unable to borrow the same security from another lender. When this happens the Fund is required to close out its short position at the current market price which may be higher than the price at the time the Fund sold the security short.

     o Although the Fund's gain is limited to the amount received upon selling a security short, its potential loss is unlimited.

     MERGER ARBITRAGE. In addition to risks generally associated with equity securities and short sales, merger arbitrage involves the risk of loss in the event:

     o A proposed transaction is not completed, is negatively renegotiated or is delayed and the price of the target company's securities declines. This failure or delay may result from regulatory restrictions, negative competitive or financial developments, the inability to obtain shareholder approval, the absence of financing or other transaction contingencies. Because the market price of the target's securities will generally have risen significantly in response to the proposed transaction, the corresponding market decline may be substantial.

     o In the event of the failure of a merger transaction or a significant delay in its completion, the price of the stock of the acquiring company, which the Fund has sold short, may increase significantly.

     LEVERAGE. If the Fund has borrowed money to make investments and those investments decline in value, the Fund's loss will be greater than if the Fund had not borrowed to make those investments. If the Fund does not generate sufficient cash flow from operations, it may not be able to repay borrowings within the required time or may be forced to sell investments at disadvantageous times in order to repay borrowings. Interest payments and fees incurred in connection with borrowings will increase the Fund's expense ratio and will reduce any income the Fund otherwise has available for distributions. The Fund's obligation to make interest or principal payments on borrowings may prevent the Fund from taking advantage of attractive investment opportunities. The Fund is not permitted to borrow for any purposes if, immediately after such borrowing, it would have an asset coverage (as defined in the Investment Company Act of 1940) of less than 300% with respect to indebtedness.

     IMPACT OF HIGH PORTFOLIO TURNOVER. The Fund may engage in active and frequent trading to achieve its principal investment strategies. This may lead to the realization and distribution to stockholders of higher capital gains, which would increase their tax liability. Frequent trading also increases transaction costs, which could detract from the Fund's performance.

     PURCHASING INITIAL PUBLIC OFFERINGS. The Fund may purchase securities of companies in initial public offerings or shortly thereafter. There are special risks associated with these investments, including a limited number of shares available for trading, unseasoned trading, lack of investor knowledge of the issuer, and limited operating history. These factors may contribute to substantial price volatility for the shares of these companies. Some companies conducting initial public offerings are involved in relatively new industries or lines of business, which may not be widely understood by investors. Some of these companies may be undercapitalized or regarded as developmental stage companies without revenues or operating income, or the near term prospects of achieving them.

     DERIVATIVES. These are financial instruments which derive their performance, at least in part, from the performance of an underlying asset, index or interest rate. Derivatives can be volatile and involve various types and degrees of risk. Even a small investment in derivatives can have a significant impact on the Fund's exposure to stock market values, interest rates or currency exchange rates. If changes in a derivative's value do not correspond to changes in the value of the Fund's other investments, the Fund may not fully benefit from or could lose money on the derivative position. In addition, some derivatives involve risk of loss if the person who issued the derivative defaults on its obligation. Certain derivatives may be less liquid and more difficult to value.

      NON-DIVERSIFIED STATUS. The Fund would be a `non-diversified' investment company. This allows the Fund to invest a greater percentage of its assets in the securities of any one issuer than if the Fund were a diversified Fund. To the extent the Fund invests more of its assets in a single issuer, the Fund's share price may be more susceptible to events effecting that issuer. However, the Fund generally will not invest more than 15% of the value of its assets (measured at the time of purchase) in the securities of a single Portfolio Fund.

     FIXED INCOME SECURITIES. Investment in fixed income securities may offer opportunities for income and capital appreciation, and may also be used for temporary defensive purposes and to maintain liquidity. Fixed income securities are obligations of the issuer to make payments of principal and/or interest on future dates. These securities may pay fixed, variable, or floating rates of interest, and may include zero coupon obligations. Fixed-income securities are subject to the risk of the issuer's inability to meet principal and interest payments on its obligations (i.e., credit risk) and are subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer, and general market liquidity (i.e., market risk).

SPECIAL RISKS OF THE MULTI-MANAGER APPROACH.

     The allocation of assets by the Adviser to Portfolio Managers and the investment by the Fund in Portfolio Funds involve special risk. These risks are in addition to the investment risks discussed above.

     USE OF MULTIPLE ADVISERS. While the Adviser selects Portfolio Managers and Portfolio Funds based upon an assessment of the Fund's overall portfolio, the individual Portfolio Managers and Portfolio Funds will focus on implementing their respective investment strategies and will not take into account the impact their investment decisions may have on any other portion of the Fund's portfolio. The Portfolio Managers and Portfolio Funds, and the Adviser with respect to the assets it is directly managing, are expected to make investment decisions independently of the other advisers' decisions. While this independence is intended to improve diversification, it may result in situations where Portfolio Managers, Portfolio Funds and the Adviser are competing with each other for the same positions in the market. If the Adviser, the Portfolio Managers or the Portfolio Funds maintain similar positions, the Fund may become more concentrated in the securities of particular issuers. It may also result in situations where each adviser is taking opposite positions for the Fund at the same time, such as when one Portfolio Manager sells a portfolio security for the Fund when another is purchasing the same security for the Fund's portfolio. These conflicting transactions may result in increased brokerage expenses for the Fund without generating positive returns.

     PORTFOLIO FUNDS NOT REGISTERED. The Portfolio Funds generally will not be registered as investment companies under the 1940 Act and thus the Fund will not be entitled to the protections of the 1940 Act with respect to its investments in the Portfolio Funds. The investment managers which serve as adviser to or general partner for the Portfolio Funds will often not be registered as investment advisers under the Investment Advisers Act of 1940. Most of the Portfolio Funds will be organized under the laws of countries other than the United States. An investment in these Portfolio Funds may be subject to risks not present when investing in a private fund organized in the United States, such as increased difficulty in enforcing the Fund's rights offshore.

     PORTFOLIO FUNDS SECURITIES GENERALLY ILLIQUID. The securities of Portfolio Funds in which the Fund may invest are generally anticipated to be illiquid. Subscriptions to purchase the securities of Portfolio Funds are generally subject to restrictions or delays. Similarly, the Fund may not be able to dispose of Portfolio Fund securities that it has purchased in a timely manner. If adverse market conditions develop during any period in which the Fund is unable to sell Portfolio Fund securities, the Fund might obtain a less favorable price than prevailed when the Fund made the decision to buy or sell.

     PORTFOLIO FUND OPERATIONS NOT TRANSPARENT. The Adviser will not be able to control the activities of the Portfolio Funds on a continuous basis. A Portfolio Fund may use investment strategies that differ from its past practices and which are not fully disclosed to the Adviser. These strategies may involve risks that are not anticipated by the Adviser. Some Portfolio Funds have limited operating history and some investment managers have limited experience in managing assets. For the Fund to complete its tax reporting requirements and to provide an audited annual report to stockholders, it must receive information on a timely basis from the Portfolio Funds. A Portfolio Fund's delay in providing this information could delay the Fund's preparation of tax information for stockholders and its own tax return, which might in turn require the Fund and its stockholders in extreme cases to seek extensions on the time to file their tax returns.

     DIFFICULTY IN VALUING THE FUND'S INVESTMENTS. The securities of the Portfolio Funds held by the Fund will not generally be marketable and should be considered illiquid. As a result, the Fund anticipates that market prices may not be readily available to determine the value of the Portfolio Fund securities which are held by the Fund. Accordingly, the Board will often be required to determine the fair value of the Fund's investments in Portfolio Funds in accordance with the requirements of the 1940 Act. This determination will rely, in part, on valuations provided by the Portfolio Funds and their service providers, such as the Portfolio Fund's investment manager or administrator. For improved clarity in the following discussion, pricing information provided by the Portfolio Funds and their service providers are referred to collectively as pricing information provided by the Portfolio Funds. There is a risk that the valuation information provided by the Portfolio Funds may not be reliable which may make it more difficult for the Fund to value its investments in Portfolio Funds.

     To seek to ensure that the Fund is able to reliably determine the value of its investments in Portfolio Funds, the Board will establish valuation procedures prior to the implementation of the proposed new investment program which require the Adviser to seek to ensure that the Portfolio Funds are prepared to consistently provide reliable valuation information and to assess whether the Portfolio Fund's valuation methodology is consistent with the fair value methodology required by the 1940 Act. The Fund's valuation committee will oversee the Adviser's review of Portfolio Fund's pricing information in accordance with the Fund's valuation procedures. The Fund will also limit its investments to Portfolio Funds which provide valuations of their portfolios no less frequently than weekly on a per share basis as the Fund intends to calculate its net asset value on a weekly basis.

     The valuation procedures which the Board will adopt prior to implementing the proposed new investment program require a three step approach for monitoring the reliability of the pricing information provided by the Portfolio Funds. First, the procedures will require the Adviser to make an initial assessment prior to recommending a Portfolio Fund for investment of the Portfolio Fund's ability to provide reliable weekly valuation information. This assessment will involve a review of the Portfolio Fund's pricing policies and procedures, including a determination of whether the Portfolio Fund has adopted valuation procedures which would require the Portfolio Fund to (i) use market prices to value securities when market prices for those securities are readily available, and (ii) determine the fair value of securities for which market quotations are not readily available or for which available market quotations are considered unreliable in a manner which is consistent with fair valuation standards set forth Section 2(a)(41) under the 1940 Act. The Adviser must find that the Portfolio Fund's pricing policies and procedures are consistent with the standards set forth Section 2(a)(41) under the 1940 Act before it will recommend any Portfolio Fund for investment to the Board. This assessment will also involve an evaluation of the quality and reputation of the Portfolio Fund's management and governing board and the Portfolio Fund's service providers, such as its custodian, administrator and auditors, to determine that the Portfolio Fund is equipped to provide reliable weekly pricing information.

     Second, the procedures will require the Adviser to assess on an ongoing basis the reliability of the pricing information provided by the Portfolio Funds. Specifically, the Adviser will compare the weekly Portfolio Fund prices per share that it receives against its own estimate of the Portfolio Fund's price per share. The Adviser's estimate of Portfolio Fund prices will be based upon the Adviser's expectation of changes in the value of the Portfolio Fund's portfolio as a result of changing market conditions observed by the Adviser. If the Adviser's estimate of the Portfolio Fund's price per share differs significantly from the price provided by the Portfolio Fund, the valuation procedures require the Adviser to conduct a further review of the Portfolio Fund's pricing. This review will involve interviewing the investment manager to seek to determine the reason for the discrepancy and whether the Portfolio Fund is continuing to comply with its pricing policies and procedures. The Adviser may find that the discrepancy resulted from changes in the composition of the Portfolio Fund's portfolio which the Adviser was not aware of rather than from a failure to follow fair valuation standards. If, however, the Adviser determines that the prices provided by the Portfolio Fund are not reliable for any reason, the valuation procedures require the Adviser to notify the valuation committee within 24 hours.

     It is customary for Portfolio Funds to provide estimates of the price per share at which the Portfolio Fund will redeem its shares each time the Portfolio Fund is open for subscriptions and redemptions, which generally occurs on a monthly or quarterly basis. The Adviser will track any difference between the Portfolio Fund's estimates of redemption prices per share and the prices at which the Portfolio Fund actually redeems shares. The Adviser will also track any difference between the prices per share at which the Fund values its investments in the Portfolio Fund on or near the redemption dates and the prices per share at which the Portfolio Fund actually redeems shares. If the Adviser determines that there is a significant difference between either (i) the estimated redemption price and the actual redemption price or (ii) the price at which the Fund values its investment on or near the redemption date and the actual redemption price, the valuation procedures require the Adviser to notify the Fund's valuation committee of the discrepancy within 24 hours and, at the same time, to conduct a review of the Portfolio Fund's pricing. In circumstances where the Adviser determines that the Portfolio Fund has not been in compliance with its pricing procedures and policies, the Adviser will provide the valuation committee with its determination of the fair value of the Fund's investment in the Portfolio Fund and its rational for such determination.

     As part of its ongoing assessment, the Adviser will monitor and review any changes in the Fund's pricing policies and procedures, personnel and/or service providers. If the Adviser determines that any such change may impair the Portfolio Fund's ability to provide reliable weekly pricing information, the valuation procedures require the Adviser to notify the valuation committee within 24 hours of such development.

     Third, the Adviser will provide monthly pricing reports to the Fund's valuation committee. These reports will include a finding by the Adviser that the quality of each Portfolio Fund's pricing procedures and policies, management and service providers are sufficient to enable the Portfolio Funds to provide reliable weekly pricing information. The report will also contain a review of any differences between (i) the Adviser's estimate of Portfolio Fund prices and the actual prices reported by the Portfolio Funds, (ii) the estimated prices provided by the Portfolio Funds and the actual redemption prices quoted by the Portfolio Funds on subscription and redemption dates, and (iii) the prices at which the Fund values its investment in the Portfolio Fund on or near subscription and redemption dates and the actual redemption prices quoted by the Portfolio Funds on subscription and redemption dates.

     Upon the notification of a pricing discrepancy by the Adviser, the valuation committee will meet promptly to review all available information and determine in good faith the fair value of the Fund's investment in a Portfolio Fund. This would represent the price the Fund could expect to receive on its investment in the Portfolio Fund if the Fund were to redeem its interests in the Portfolio Fund at the time of the valuation. The valuation committee will be authorized to request whatever information it deems necessary in order to make a fair value determination, including advice from the Fund's Adviser and its service providers and the Portfolio Fund and its service providers. Before implementing the proposed new investment program, the Board will review its valuation procedures with the Fund's independent accountants.

     PORTFOLIO FUNDS MAY EMPLOY HIGH RISK INVESTMENT STRATEGIES. Portfolio Funds may employ any of the investment strategies and techniques which the Fund may directly utilize. Some of these strategies may involve the significant use of short sales, leverage and derivative transactions which can magnify the effects of any gains or losses in the values of the underlying securities in the Portfolio Fund's portfolio. Because the value of the Fund's investment in the Portfolio Funds is based upon the value of the securities in the Portfolio Fund's underlying portfolio, events adversely affecting the value of those securities may have a more significant adverse effect on the value of the Fund's investment in the Portfolio Funds.

     MULTIPLE LEVELS OF FEES AND EXPENSES. By investing in Portfolio Funds indirectly through the Fund, the Fund's stockholders will bear:

     o    asset based management fees at the Fund level, in addition to

     o any asset based and performance based management fees or allocations of net profits at the Portfolio Fund level.

     Stockholders will also bear (i) their proportionate share of the fees and expenses of the Fund (including operating costs, distribution expenses, brokerage transaction expenses and administration fees) and (ii) indirectly similar expenses of the Portfolio Funds as a result of the Fund's investment in the Portfolio Fund. Each Portfolio Fund generally will be subject to a performance based fee or allocation of profits based upon its own performance, irrespective of the performance of the other Portfolio Funds in which the Fund invests or the Fund's overall performance. Accordingly, an investment manager to a Portfolio Fund with positive performance may receive a performance based fee from the Portfolio Fund, and thus indirectly from the Fund and its stockholders, even if the Fund's overall performance is negative. Generally, fees payable on an annualized basis to investment managers of Portfolio Funds will range from 1% to 3% of the Portfolio Fund's average net asset value and performance fees or incentive allocations generally range from 10% to 25% of the Portfolio Fund's net profits. In most cases, investor access to the Portfolio Funds may be limited or not available. However, a stockholder who does meet the conditions imposed by a Portfolio Fund may be able to invest directly in the Portfolio Fund and avoid paying expenses at the Fund level. Those stockholders would not have the benefit of the Adviser's work in evaluating and identifying Portfolio Funds for investment.


       ------------------------------------------------------------------

        END OF THE `PROPOSED NEW INVESTMENT PROGRAM OF THE FUND' SECTION

     Please see APPENDIX A to this proxy statement for additional information concerning the risks associated with particular investments and the use of particular investment techniques.

       ------------------------------------------------------------------

BOARD'S RECOMMENDATION

     At a special meeting held on February 28, 2002, the Board, including all of the directors who are not interested persons of the Fund, the Adviser or the Fund's principal underwriter (the "Independent Directors"), determined that the proposed investment program is in the best interests of the Fund and its stockholders. The Board has voted unanimously to approve changes to the Fund's non-fundamental investment policies and restrictions in accordance with the proposed new investment program and to recommend that stockholders vote to approve changes to the Fund's fundamental investment objective, fundamental policies and restrictions to allow the Fund to implement the proposed new investment program. These changes would not take effect unless and until stockholders approve this Proposal and Proposals 2(a) through (g), 3 and 4 set forth below.

REQUIRED VOTE

     Adoption of this Proposal 1 requires the approval of a majority of the outstanding voting securities of the Fund, which, under the 1940 Act, means the affirmative vote of the lesser of (i) 67% or more of the shares of the Fund represented at the meeting, if at least 50% of all outstanding shares of the Fund are represented at the meeting in person or by proxy, or (ii) 50% or more of the outstanding shares of the Fund entitled to vote at the meeting. Because the successful implementation of the new investment program would also require changes in the Fund's investment restrictions, a change in the Fund's name and the adoption of a new investment advisory agreement with the Adviser as set forth under Proposals 2(a) through (g), 3 and 4 below, the proposed investment program would not become effective unless stockholders vote to approve Proposals 1, 2(a) though (g), 3 and 4.

     FOR THE REASONS SET FORTH ABOVE, THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO IMPLEMENT THE PROPOSED NEW INVESTMENT PROGRAM FOR THE FUND BY VOTING FOR THIS PROPOSAL 1.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

  TO CONSIDER CHANGES TO THE FUND'S INVESTMENT RESTRICTIONS WHICH ARE NECESSARY
                    TO IMPLEMENT THE NEW INVESTMENT PROGRAM
                          (PROPOSALS 2(A) THROUGH (G))

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THESE PROPOSALS 2(A) THROUGH (G).

     The Fund is subject to several fundamental investment restrictions which would prevent the Fund from effectively implementing the proposed new investment program described under Proposal 1 above. The success of the investment program depends upon the Adviser having as much flexibility to allocate Fund assets across investment managers and investment strategies as is permitted within the framework of the 1940 Act which governs the operation of registered investment companies such as the Fund. The Board is recommending that stockholders approve the changes to certain of the Fund's fundamental investment restrictions which are necessary to allow the Fund to implement the proposed new investment program. Each proposed change is described separately under Proposals 2(a) through (g) below and stockholders have the opportunity to vote separately on each proposed change. However, it is important to note that all of these changes must be approved in order for the Fund to be able implement the proposed new investment program.

                PROPOSAL 2(a): POLICY REGARDING DIVERSIFICATION

PROPOSED FUNDAMENTAL RESTRICTIONS:            CURRENT FUNDAMENTAL RESTRICTION:              REASON FOR THE CHANGE AND RISKS
----------------------------------            --------------------------------              ASSOCIATED WITH THE CHANGE:
                                                                                            -------------------------------
     The Fund may not purchase any                 The Fund may not purchase any                 The restriction would be revised
security (other than obligations of           security (other than obligations of           to lower the percentage of Fund
the United States government, its             the United States government, its             assets which must be diversified to
agencies or instrumentalities) if as a        agencies or instrumentalities) if as a        50%. This would mean the Fund
result as to 50% of its total assets (i)      result as to 75% of its total assets (i)      would change its status from a
more than 50% of the Fund's total             more than 5% of the Fund's total              diversified to a non-diversified fund
assets (taken at current value) would         assets (taken at current value) would         which would afford the Adviser
then be invested in securities of a           then be invested in sedurities of a           greater flexibility to concentrate the
single issuer or (ii) the Fund would          single issuer or (ii) the Fund would          Fund's investments in particular
own more than 10% of the voting               own more than 10% of the voting               concentration of the Fund's assets in
                                                                                            particular issuers would make the
                                                                                            value of the Fund's assets more
                                                                                            susceptible to changes in the value
                                                                                            of particular portfolio securities.
                                                                                            Adverse events effecting those
                                                                                            issuers would then have a greater
                                                                                            adverse impact on the value of the
                                                                                            Fund's assets.

        PROPOSAL 2(b): POLICY REGARDING BORROWING FOR INVESTMENT PURPOSES

PROPOSED FUNDAMENTAL RESTRICTIONS:            CURRENT FUNDAMENTAL RESTRICTION:              REASON FOR THE CHANGE AND RISKS
----------------------------------            --------------------------------              ASSOCIATED WITH THE CHANGE:
                                                                                            -------------------------------
     The Fund may not issue                   The Fund may not issue senior                 This restriction would be revised to
senior securities, except to the              securities or borrow money, except            permit the Fund to borrow money
extent permitted by the 1940 Act,             that the Fund may borrow from                 to finance investments. The 1940
including that (a) the Fund may               banks (i) to finance repurchases              Act provides that the total amount
borrow money from banks,                      and/or tenders for its shares or for          of the Fund's borrowing may not
brokers and other lenders, to                 the clearance or settlement of                exceed one-third of the value of the
finance portfolio transactions and            transactions, (ii) for temporary or           Fund's assets (including the
engage in other transactions and              emergency purposes in amounts                 amount borrowed). Borrowing
involving the issuance by the Fund            not exceeding 5% of its total assets          money for investment purposes
of "senior securities" representing           (not including the amount                     would allow the Fund to engage in
indebtedness, and (b) the Fund                borrowed), or (iii) as may be                 leverage, which is a practice that
may borrow money from banks for               necessary to enable the fund to               can involve substantial risks. The
temporary or emergency purposes               maintain its qualification as a               risks associated with leverage are
or in connection with repurchases             regulated investment company for              described under the heading
of or tenders for Fund shares.                U.S. tax purposes. The Fund's                 'Principal Risks of Investing in the
                                              borrowings under clauses (i) and              Fund' under Proposal 1 above.
                                              (iii) may not in the aggregate result
                                              in there being asset coverage of
                                              less than 300% as defined in the
                                              1940 Act, and the Fund will not
                                              purchase securities while any such
                                              borrowings in excess of 5% of its
                                              total assets are outstanding.

     PROPOSAL 2(c): POLICY REGARDING SETTLEMENT OF SECURITIES TRANSACTIONS

PROPOSED FUNDAMENTAL RESTRICTIONS:            CURRENT FUNDAMENTAL RESTRICTION:              REASON FOR THE CHANGE AND RISKS
----------------------------------            --------------------------------              ASSOCIATED WITH THE CHANGE:
                                                                                            -------------------------------
     The Fund may not pledge,                      The Fund may not pledge,                      This restriction would be
mortgage or otherwise encumber                mortgage or otherwise encumber                revised to permit the Fund to
its assets, except to secure                  its assets, except to secure                  pledge its assets in connection with
permitted borrowings or in                    permitted borrowings or in                    the routined settlement of
connection with settlement of                 connection with the routine                   transactions in French and non-
permitted transactions in securities          settlement of transactions in                 French securities. The Fund's
or derivatives.                               French securities or with options,            proposed new investment program
                                              futures contracts, futures options            would broaden the Fund's mandate
                                              transactions and forward currency             to include all of Europe, which
                                              contracts.                                    would make the ability to use
                                                                                            routine settlement practices for
                                                                                            non-French securities necessary.
                                                                                            The Fund does not believe this
                                                                                            change would involve any
                                                                                            additional risk.

           PROPOSAL 2(d): POLICY REGARDING SHORT SALES OF SECURITIES.

PROPOSED FUNDAMENTAL RESTRICTIONS:            CURRENT FUNDAMENTAL RESTRICTION:              REASON FOR THE CHANGE AND RISKS
----------------------------------            --------------------------------              ASSOCIATED WITH THE CHANGE:
                                                                                            -------------------------------
     No corresponding restriction.                 The Fund may not make short                   The restriction would be
                                              sale of securities or maintain a              removed to permit the Fund to
                                              short position on any security.               utilize investment strategies
                                                                                            which require the use of short
                                                                                            sales. The use of short sales
                                                                                            involves particular risks which are
                                                                                            described under the heading
                                                                                            'Principal Risks of Investing in the
                                                                                            Fund' under Proposal 1 above.

         PROPOSAL 2(e): POLICY REGARDING PURCHASING SECURITIES ON MARGIN

PROPOSED FUNDAMENTAL RESTRICTIONS:            CURRENT FUNDAMENTAL RESTRICTION:              REASON FOR THE CHANGE AND RISKS
----------------------------------            --------------------------------              ASSOCIATED WITH THE CHANGE:
                                                                                            -------------------------------
     No corresponding restriction.                 The Fund may not purchase                     The restriction would be
                                              any security on margin, except                removed to permit the Fund to
                                              such short-term credits as may be             utilize investment strategies which
                                              necessary or routine for the                  require the flexibility to purchase
                                              clearance or settlement of                    securities on margin. Purchasing
                                              transactions and except in                    securities on margin is a form of
                                              connection with options, futures              borrowing. Borrowing for
                                              contracts, futures options                    investment purposes would allow
                                              transactions and forward currency             the Fund to engage in leverage
                                              contracts.                                    which is a practice that can involve
                                                                                            substantial risks. The risks
                                                                                            associated with leverage are
                                                                                            described under the heading
                                                                                            'Principal Risks of Investing in the
                                                                                            Fund' under Proposal 1 above.




      PROPOSAL 2(f): POLICY REGARDING THE PURCHASE OF SECURITIES WHICH ARE
                      NOT REGISTERED FOR SALE IN THE U.S.

PROPOSED FUNDAMENTAL RESTRICTIONS:            CURRENT FUNDAMENTAL RESTRICTION:              REASON FOR THE CHANGE AND RISKS
----------------------------------            --------------------------------              ASSOCIATED WITH THE CHANGE:
                                                                                            -------------------------------
     The Fund may not act as an                    The Fund may not act as an                    The second portion of the
underwriter of securities of other            underwriter of securities of other            restriction would be removed to
issuers, except to the extent the             issuers; except to the extent that the        make it clear that the Fund may
Fund may be deemed to be an                   Fund may be deemed to be an                   purchase interests in Portfolio Funds
underwriter in connection with the            underwriter in connection with the            which are organized under the laws
sale of securities in its portfolio or        sale of securities in its portfolio or the    of the U.S. but which invest primarily
the disposition of portfolio securities       disposition of portfolio securities or        in securities of European issuers.
or of subscription rights thereto             of subscription rights thereto under          The Fund also does not believe it is
under applicable laws.                        applicable law. The Fund will not             appropriate to continue to single out
                                              purchase securities, the sale of which        French securities if the new
                                              by the Fund could be effected without         investment program with a European
                                              prior registration under the Securities       mandate is approved. The risks
                                              Act of 1933, as amended, except that          associated with investing in Portfolio
                                              this restriction shall not preclude the       Funds is set forth under the heading
                                              Fund from acquiring French securities         'Special Risks of the Multi-Manager
                                              or other non-U.S. securities.                 Approach' under Proposal 1 above.

       PROPOSAL 2(g): POLICY REGARDING INVESTMENTS IN ILLIQUID SECURITIES.

PROPOSED FUNDAMENTAL RESTRICTIONS:            CURRENT FUNDAMENTAL RESTRICTION:              REASON FOR THE CHANGE AND RISKS
----------------------------------            --------------------------------              ASSOCIATED WITH THE CHANGE:
                                                                                            -------------------------------
     No corresponding restriction.                 The Fund may not invest more                  This restriction would be
                                              than an aggregate of 25% of its total         removed to give the Fund greater
                                              assets in securities not listed on any        flexibility to invest in Portfolio
                                              securities exchange that are not              Funds. These investments are generally
                                              readily marketable, or in repurchase          considered to be illiquid. The risks
                                              agreements having a maturity greater          associated with investing in Portfolio
                                              than seven days, or in any                    Funds are set forth under the heading
                                              combination of both.                          'Special Risks of the Multi-Manager
                                                                                            Approach' under Proposal 1 above.

      With respect to these investment restrictions, and the investment policies set forth above under the heading, `PROPOSED NEW INVESTMENT PROGRAM FOR THE FUND' above, the Fund will not look through the Portfolio Funds to their underlying securities except to determine compliance with the Fund's policy of investing at least 80% of net assets plus borrowings in companies which are economically tied to developed countries within Europe. If a percentage restriction is adhered to at the time of an investment or transaction, a later change in the percentage resulting from a change in the value of the Fund's assets, unless otherwise stated, will not constitute a violation of that policy or restriction.

BOARD'S RECOMMENDATION

      At a special meeting held on February 28, 2002, the Board, including all of the Independent Directors, determined that the proposed investment program is in the best interests of the Fund and its stockholders. The Board has voted unanimously to recommend that stockholders approve each of the changes to the fundamental restrictions set forth in Proposals 2(a) through (g) above to allow the Fund to implement the proposed new investment program. Stockholders must approve each of these recommended changes for the Fund to be able to implement the new investment program.

REQUIRED VOTE

      Adoption of each of Proposals 2(a) through (g) requires the approval of a majority of the outstanding voting securities of the Fund, which, under the 1940 Act, means the affirmative vote of the lesser of (i) 67% or more of the shares of the Fund represented at the meeting, if at least 50% of all outstanding shares of the Fund are represented at the meeting in person or by proxy, or (ii) 50% or more of the outstanding shares of the Fund entitled to vote at the meeting. Because the successful implementation of the new investment program would also require changes in the Fund's investment objective and policies, a change in the Fund's name and the adoption of a new investment advisory agreement with the Adviser as set forth under Proposals 1 above and Proposals 3 and 4 below, the proposed investment program would not become effective unless stockholders vote to approve Proposals 1, 2(a) though (g), 3 and 4.

     FOR THE REASONS SET FORTH ABOVE, THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO IMPLEMENT THE PROPOSED NEW INVESTMENT PROGRAM FOR THE FUND
     BY VOTING FOR EACH OF PROPOSALS 2(A), (B), (C), (D), (E), (F) AND (G).

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                  TO CONSIDER A CHANGE IN THE NAME OF THE FUND
                                  (PROPOSAL 3)

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL 3.

     In connection with the proposed change in the Fund's investment program set forth under Proposal 1 above, the Board is also recommending that the Fund adopt a new name which is more reflective of the Fund's proposed new mandate. If this Proposal 3 is approved, the new name of the Fund would be The European Multi-Strategy Investment Company.

     A new, more reflective name would also be required under the 1940 Act. The Securities and Exchange Commission (the "SEC") has recently adopted a new rule under the 1940 Act which governs the use of names by U.S. registered mutual funds. This rule requires that a mutual fund with a name suggesting a particular type of investment or investment in a particular geographic region must invest primarily in the type of investment or geographic region suggested by the name. Because of the Fund's current use of "France" in its name, the new rule requires the Fund to invest at least 80% of its net assets in French securities. If Proposal 1 is approved and the new investment program is adopted, the Fund would invest primarily in securities of companies which are economically tied to developed countries within Europe. The continued use of the Fund's current name would no longer be permitted.

     At the special meeting held on February 28, 2002, the Board unanimously approved an amendment to the Fund's Articles of Incorporation (the "Articles") and Bylaws to change the Fund's name and recommended that stockholders vote to approve the amendment. The Board determined that the new name would be a more accurate reflection of the Fund's proposed new investment program. The Articles require that stockholders approve a change in the Fund's name.

WHAT IS THE REQUIRED VOTE ON THIS PROPOSAL?

     Approval of the name change amendment to the Articles requires the affirmative vote of the holders of a majority of the Fund's outstanding shares. This Proposal will only take effect if stockholders also vote to approve Proposals 1, 2(a) through (g), 3 and 4. If Proposals 1, 2(a) through (g), 3 and 4 are approved, the name change would occur upon the filing by the Fund of an amendment to the Articles in the Fund's state of organization.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS APPROVE A CHANGE IN THE FUND'S NAME BY VOTING FOR THIS PROPOSAL 3.

                 TO CONSIDER A NEW INVESTMENT ADVISORY AGREEMENT
                                  (PROPOSAL 4)

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL 4.

     The Board has unanimously approved an innovative new investment program for the Fund. As described in Proposal 1, this investment program would expand the Fund's investment focus to include all of Europe. It would also involve the implementation of a dynamic multi-manager, multi-strategy investment approach by the Adviser. The Adviser would be responsible for constructing a target allocation of assets across investment strategies, researching and identifying investment managers which can effectively implement a particular investment strategy or strategies and then monitoring the performance of these investment managers. The investment managers which are engaged to directly manage portions of the Fund's portfolio would be compensated by the Adviser out of the fees paid by the Fund to the Adviser. The Adviser would also continue to directly manage a portion of the Fund's assets according to the broader European mandate.

     To perform this broader array of functions and responsibilities, the Board believes it is reasonable and appropriate to increase the compensation paid by the Fund to the Adviser. This will require the approval of a new advisory agreement pursuant to which the Fund would pay an increased advisory fee to the Adviser and which would specifically permit the Adviser to delegate some of the portfolio management responsibilities to the Portfolio Managers. The Adviser would not, however, receive any performance fee or incentive allocation based upon the Fund's net profits under the proposed new advisory agreement.

WHY DOES THE BOARD BELIEVE A HIGHER INVESTMENT ADVISORY FEE IS NECESSARY?

     The Board is proposing an increase in the advisory fee only after very careful consideration of several factors. First, the Board considered the significant additional responsibilities that the Adviser would have if it were to implement this new investment program. Second, the Board evaluated the experience and expertise of the Adviser in managing a European portfolio of investments and in constructing an investment portfolio through a multi-manager, multi-strategy investment approach. Third, the Board reviewed information concerning other registered investment companies which employ similar investment programs and the compensation paid by these funds to their respective investment managers.

     INCREASED SCOPE, COMPLEXITY, AND COSTS. The Board recognizes that the proposed new investment program would involve a significant increase in scope and complexity over the Fund's current investment program. The new investment program would involve a broader investment focus which would include all of Europe. This would require the Adviser to review and evaluate a significantly greater number of issuers and investment opportunities across a larger universe of countries. It is expected that the Adviser would need to assign additional investment professionals who cover non-French Europe to the investment decision making process for the Fund.

     Within the broader  European  landscape,  the new investment  program would require the Adviser to carefully construct a portfolio based upon a target allocation of assets across investment managers and investment strategies. The Adviser would be responsible for researching, evaluating and identifying potential investment managers which have demonstrated an expertise at implementing one or more particular investment strategies. The Adviser would then be responsible for monitoring the investment managers' performance and adjusting the target allocations based upon the Adviser's assessment of changes in economic, political and market conditions. The goal of this process would be to achieve sufficient diversification in both the approach by which assets are invested and the types of strategies employed within each approach to generate consistently strong performance results that are less volatile in both rising and falling markets than investments made according to a single approach or with a focus on a particular investment strategy.

     In order to identify attractive investment managers and promising investment strategies, the Adviser would need to allocate significant additional resources in terms of time, investment personnel and technology to constructing and then managing the Fund's portfolio. The portfolio construction process would involve very careful and complex qualitative and quantitative analysis by the Adviser. It would involve in depth modeling on macro- and micro- economic levels and the assessment of business and political trends within the growing and rapidly changing European economies. It would also involve greater use of the securities markets when implementing specific strategies through the use of short sales and derivative instruments. It is also expected that the Adviser would need to draw upon the expertise and research capabilities of many different core groups within the Adviser and within the broader Credit Agricole S.A. organization in implementing the Fund's new investment program.

     The Board believes that the scope and complexity of the proposed new investment program would result in significantly greater costs to the Adviser in managing the Fund. With all that the new investment program would demand of the Adviser, the Board and the Adviser do not believe that the advisory fee structure under the existing advisory agreement would provide sufficient resources to enable the Adviser to successfully implement this new investment program for the Fund.

     ADVISER HAS THE EXPERTISE TO IMPLEMENT THE NEW INVESTMENT PROGRAM. The proposed investment program would require the Adviser to implement investment strategies and techniques and cover markets which the Adviser does not currently use or cover in depth in managing the Fund's assets. For that reason, the Board carefully evaluated the Adviser's experience and expertise in implementing the type of investment program which is being proposed for the Fund. The Board found that the Adviser has significant experience in managing an investment portfolio with a European mandate and which utilizes the sophisticated investment strategies and techniques that would be part of the Fund's proposed new investment program.

     Of the $145 billion in assets managed by the Adviser and its affiliates as of December 31, 2001, approximately $125 billion or 86% are invested by the Adviser and its affiliates pursuant to a broader European mandate. The Adviser and its affiliates also manage seven private investment funds with approximately $2 billion in assets which utilize a multi-manager, multi-strategy investment approach similar to the approach being proposed for the Fund. Within the Credit Agricole S.A. organization, 37 employees, including 15 investment professionals, are dedicated to supporting this multi-manager, multi-strategy investment approach.

     PROPOSED FEE WOULD BE COMPETITIVE. There is a very small universe of U.S. registered investment companies which utilize a multi-manager, multi-strategy investment program similar to the program being proposed for the Fund. It does not appear that any of these funds focus primarily on the European landscape as would the Fund. All of these funds are organized as closed-end funds because of the inherent advantages of this structure when utilizing these types of investment strategies.

     The complexity of the investment program employed by these funds is reflected in the compensation paid by the funds to the investment managers. These investment managers typically receive an advisory or management fee in the range of 2.00% of the fund's average daily net assets. Most also receive a performance fee or incentive allocation based upon a percentage of the net profits of the fund, in addition to the advisory or management fee. The funds which pay a performance fee or incentive allocation to their respective investment managers are generally available only to investors who meet certain minimum annual income and net worth tests.

     The Board has reviewed a number of registered closed-end investment companies to determine whether the advisory fee structure being proposed by the Board for the Adviser to implement the new investment program would be competitive within the industry. The Board found that most pay a performance fee or incentive allocation in addition to the advisory or management fee which generally ranges from 10% to 25% of net profits. The advisory or management fee rates of funds with a performance fee or incentive allocation generally range from 1.00% to 3.00%. Because the Adviser will not receive a performance fee or incentive allocation from the Fund, the Board believes that it is more appropriate to consider the fee structure of the funds which also do not pay a performance fee or incentive allocation to their investment managers. Of the limited number of funds with no performance fee or incentive allocation, the advisory or management fee rates generally range from 1.50% to 2.50%, with no reduction in the fee rate if the funds reach certain asset sizes (i.e., no breakpoints). If the new advisory agreement is approved, the Fund would pay the Adviser an advisory fee at the rate of 2.00% of the Fund's average weekly net assets up to $200 million, 1.75% on the next $200 million, and 1.50% of such assets in excess of $400 million.

FACTORS CONSIDERED BY THE BOARD

     As discussed in greater detail under Proposal 1 above, the Board has actively considered over the course of several meetings adopting a new investment program for the Fund. An integral part of this analysis involved a careful assessment of whether the Adviser has the requisite experience, expertise and resources to be able to implement the significantly broader and more complex investment program which the Board has been considering. The Board held a special meeting at the Adviser's offices in Paris on January 31, 2002 for the specific purpose of evaluating the Adviser's capabilities in implementing a new investment program for the Fund. At that meeting, the Adviser and its advisory affiliates within the Credit Agricole S.A. organization made several in depth presentations to the Board regarding the Adviser's abilities to implement a new investment program with the scope and degree of sophistication being considered by the Board. Following the special meeting, the Board reviewed additional materials provided by the Adviser, including information on the private investment funds which are managed by the Adviser or its affiliates according to a similar investment program as is being proposed for the Fund. At the special meeting held on February 28, 2002, the Board, including all of the Independent Directors, unanimously determined that it would be in the best interests of the Fund and its stockholders to adopt a new investment advisory agreement between the Fund and the Adviser with a higher advisory fee rate. In making this determination, the Board found that:

     o The Adviser has generated consistently strong performance for the Fund, with the Fund significantly outperforming its benchmark index since its inception;

     o The Adviser has significant experience and expertise in managing a European portfolio of investments and in implementing a multi-manager, multi-strategy investment program;

     o The Adviser also has extensive experience in selecting, supervising and replacing, if necessary, investment managers who would be engaged, subject to Board approval, to implement specific investment strategies for portions of the Fund's portfolio;

     o The greater scope and complexity of the new investment program would require the Adviser to allocate significant additional resources and incur significant additional costs to effectively manage the Fund's portfolio;

     o The proposed advisory fee structure, and the resulting total expense ratio of the Fund, would be competitive with the fees and total expense ratios of U.S. registered investment companies employing a similar multi-manager, multi-strategy investment program;

     o The Adviser would not receive any performance fee or incentive allocation from the Fund based upon the Fund's investment returns or net profits.

     o The proposed advisory fee is fair and reasonable in relation to the scope and complexity of the proposed new investment program for the Fund.

INFORMATION ABOUT THE ADVISER.

     Credit Agricole Asset Management U.S. Advisory Services has served as the Fund's investment adviser since the Fund's inception in 1990. Over that time frame, the Adviser has generated consistently strong performance for the Fund. Since the Fund's inception through December 31, 2001, the Fund has outperformed its benchmark index, the SBF 120 Index, by approximately 72.39% based upon changes in net asset value per share. The Index does not reflect the deduction of fees and expenses, making the Fund's out performance even more remarkable.

     The Adviser, located at 90 Boulevard Pasteur, 75015 Paris France, serves as the investment adviser to the Fund pursuant to an investment advisory agreement dated July 1, 1996 (the "existing agreement"). The Adviser has served as the Fund's investment adviser since the Fund's inception on May 18, 1990. The Adviser is a French company registered as a U.S. investment adviser under the Investment Advisers Act of 1940 and is managed by Credit Agricole Asset Management, an indirect wholly-owned subsidiary of Credit Agricole S.A. Credit Agricole Asset Management, through its subsidiaries, provides fully discretionary investment advisory services to a broad range of clients throughout the world, including mutual funds, alternative investment vehicles, pension plans, endowments, foundations, and high net worth individuals. Together with its subsidiaries, Credit Agricole Asset Management had assets under management of approximately U.S. $145 billion at December 31, 2001.

INFORMATION ABOUT THE TERMS OF THE EXISTING AND THE PROPOSED NEW ADVISORY AGREEMENTS.

     The terms of the existing and proposed advisory agreements are substantially similar except for the following important differences. The proposed advisory agreement would expressly permit the Adviser to engage Portfolio Managers, subject to Board approval, to directly manage a portion of the Fund's assets and would expressly permit the Adviser to select Portfolio Funds, subject again to Board approval, for investment by the Fund. The proposed advisory agreement would compensate the Adviser at a higher advisory fee rate. The proposed advisory agreement would also slightly modify the treatment of expenses currently payable by the Adviser and the Fund. Finally, the proposed advisory agreement would have different effective and renewal dates. The form of the proposed advisory agreement is attached to this proxy statement as APPENDIX
B. The following summary of the terms of the proposed advisory agreement is qualified in its entirety by reference to the attached form of the proposed advisory agreement.

     ADVISORY SERVICES. Under the terms of both the existing and proposed advisory agreements, the Adviser is responsible for providing continuously an investment program for the Fund, consistent with the Fund's investment objective, policies and restrictions and subject to the supervision and approval of the Board. Specifically, the Adviser is required to determine what investments shall be purchased, held, sold or exchanged by the Fund and what portion, if any, of the Fund's assets will be held uninvested and to make changes in the fund's investments. The Adviser also manages, supervises and conducts the other affairs and business of the Fund. The proposed advisory agreement also expressly permits the Adviser to engage Portfolio Managers, subject to Board approval, to directly manage a portion of the Fund's assets and to select Portfolio Funds, subject to Board approval, for investment by the Fund.

     STANDARD OF CARE. Under each agreement, the Adviser is not liable for any loss incurred in connection with the performance of its duties, or action taken or omitted under the agreement, except (i) that the Adviser shall be under a fiduciary duty with respect to receipt of compensation for services pursuant to
Section 36 of the 1940 Act and shall therefore be liable for a loss resulting from a breach of such fiduciary duty (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or (ii) for any loss resulting from the Adviser's willful misfeasance, bad faith or gross negligence in the performance of, or from reckless disregard of, its obligations and duties under the agreement.

     EXPENSES. Under the terms of both the existing and proposed advisory agreements, the Adviser bears all expenses of its employees and overhead incurred in connection with its duties under the agreements and shall pay all salaries and fees of the Fund's directors and officers who are also directors, officers or employees of the Adviser or its affiliates with certain limited exceptions. Under each agreement, the Fund will bear travel and other expenses of directors and officers of the Fund who are directors, officers or employees of the Adviser or its affiliates to the extent that such expenses relate to attendance at meetings of the Board or any committees thereof. Under the proposed advisory agreement, the Fund would be permitted to compensate the officers of the Fund who are also employees of the Adviser or its affiliates for services rendered on behalf of the Fund. On an annual basis, the Independent Directors would be permitted to determine if, and to what extent, the officers should be compensated by the Fund for services performed on behalf of the Fund. Such payments would not be made in lieu of or be intended to replace any of the regular compensation paid by the Adviser or its affiliates to the officers. Instead, the Board believes that the proposed new investment program will require the officers of the Fund to undertake significant additional responsibilities, and the Board desires the flexibility to be able to compensate the officers for extraordinary services on behalf of the Fund if the Independent Directors determine that such compensation is ever warranted.

     The Fund bears all of its other expenses including, among others: directors' and officers' liability insurance; organizational expenses; legal expenses; auditing and accounting expenses; taxes and governmental fees; stock exchange listing fees; dues and expenses incurred in connection with membership in investment company organizations; fees and expenses of the Fund's custodians, transfer agent, dividend paying agent and registrar; payment for portfolio pricing services to a pricing agent, if any; expenses of preparing share certificates and other expenses in connection with the issuance, offering or underwriting of securities issued by the Fund; expenses relating to investor relations; expenses of registering or qualifying securities of the Fund for sale; freight, insurance and other charges in connection with the shipment of the Fund's portfolio securities, if any; brokerage commissions or other costs of acquiring or disposing of any portfolio securities of the Fund; expenses of preparing and distributing reports, notices and dividends to shareholders; expenses of the Dividend Reinvestment Plan (except for brokerage expenses paid by participants in such plan); costs of stationery; any litigation expenses; and costs of shareholders, and other meetings.

     ADVISORY FEES: EXISTING AGREEMENT. As compensation for its services under the existing agreement, the Fund pays the Adviser, at the end of each calendar month, an advisory fee computed at the annual rate of 0.90% of the Fund's average weekly net assets up to $100 million and 0.80% of such assets in excess of $100 million, based upon the net asset value of the Fund calculated at the end of each week.

     ADVISORY FEES: PROPOSED AGREEMENT. As compensation for its management and advisory services in implementing the proposed new investment program, the Fund would pay the Adviser an investment advisory fee equal to 2.00% of the Fund's average weekly net assets up to $200 million, 1.75% on the next $200 million, and 1.50% of such assets in excess of $400 million. The fee would be computed daily and paid monthly. The Adviser would be responsible for paying subadvisory fees to the Portfolio Managers engaged by the Adviser out of the Adviser's own assets.

     Because any Portfolio Manager selected by the Board must currently be approved by stockholders before the Portfolio Manager may begin managing a portion of the Fund's assets, there may be a period of time following the Meeting before Portfolio Managers could be engaged by the Adviser. For that reason, the Adviser has voluntarily agreed to waive a portion of its advisory fee if this Proposal is approved so that the advisory fee would be equal to the annual rate of 1.10% of the Fund's average weekly net assets. This voluntary waiver would be discontinued at the time the Adviser engages one or more Portfolio Managers to directly manage a portion of the Fund's portfolio. The Adviser may discontinue or modify this voluntary limitation at any time. The Adviser currently waives a percentage of its advisory fee equal to the percentage at which the Fund shares trade below their net asset value. The Adviser anticipates that it will discontinue this voluntary waiver irrespective of whether this Proposal is approved.

EFFECT OF THE NEW ADVISORY FEE.

     Set forth below is a table showing the dollar amount of actual advisory fees paid by the Fund during the one year period ended December 31, 2001 under the existing agreement and the dollar amount of fees that would have been paid under the proposed agreement. The table also shows the differences (expressed as a percentage of the existing fee and in dollar terms) between the amount that would have been paid under the proposed agreement and the amount actually paid under the existing agreement. Also set forth below is a comparative fee table showing the amount of fees and expenses paid by the Fund as a percentage of average daily net assets during the fiscal year ended December 31, 2001 and the amount of fees and expenses stockholders would have paid if the proposed agreement had been in effect. The figures shown for the new fee represent the amounts that actually would have been paid under the proposed agreement during the 12 months ended December 31, 2001. At December 31, 2001, the Fund had net assets of approximately $104,269,924.

DOLLAR AMOUNT OF INVESTMENT ADVISORY FEES PAID
(ONE YEAR ENDED DECEMBER 31, 2001)

                                                                                             DIFFERENCE FROM AMOUNT PAID
                                                                                              UNDER EXISTING AND PROPOSED
                                                                                                      AGREEMENTS
                                                                                             -----------------------------
                                                                                               AS A
                                                                                            PERCENTAGE
                                                    EXISTING             PROPOSED             OF THE
                                                    AGREEMENT            AGREEMENT         EXISTING FEE          IN DOLLARS
                                                   -----------          -----------         -----------          -----------
Amount of advisory fees paid or
    that would have been paid                      $1,081,540           $2,453,851           +126.88%            +$1,372,311
Amount of advisory fees paid or
    that would have been paid
     (After waiver)*                                $960,383            $2,163,136           +125.24%            +$1,202,753

      The increase would amount to 112 cents on each $100 invested in the fund.

----------
* Due to voluntary expense limitations, the Adviser reduced its advisory fee payable by the Fund. This voluntary waiver may be terminated by the Adviser at any time.

COMPARATIVE FEE TABLE
(FISCAL YEAR ENDED DECEMBER 31, 2001)
    Annual Fund Operating Expenses(1)
    (as a percentage of average net assets)

                                                                                    EXISTING             PROPOSED
                                                                                    AGREEMENT            AGREEMENT
                                                                                  ------------         ------------
        Management fee                                                                 0.88%                2.00%
        Distribution and service (12b-1) fee                                           0.00%                0.00%
        Other expenses                                                                 1.05%                1.05%
                                                                                  ------------         ------------
        Total annual fund operating expenses                                           1.93%                3.05%

        (1) These fees and expenses are set forth without regard to any management fee waiver. The Adviser voluntarily agreed to waive a portion of its management fee. The Adviser may terminate this voluntary waiver at any time. As a result of the waiver, the Fund's actual expenses were (or would have been, in the case of the proposed agreement):

                                 MANAGEMENT FEES                                       0.78%                1.76%
                                 OTHER EXPENSES                                        1.05%                1.05%
                                 TOTAL ANNUAL FUND OPERATING EXPENSES                  1.83%                2.81%

EXAMPLES

      The following examples help you compare the costs of investing in the Fund under the existing agreement and after giving effect to the fee increase reflected in the proposed agreement with the cost of investing in other mutual funds. They assume that: a) you invest $10,000 in the fund for the time periods shown, b) you reinvest all dividends and distributions, c) your investment has a 5% return each year, d) the fund's operating expenses remain the same and e) you redeem at the end of each period.

                           NUMBER OF YEARS YOU
                             OWN YOUR SHARES                  EXISTING AGREEMENT                 PROPOSED AGREEMENT
                           -------------------                -------------------               ---------------------
                                 1 year                              $196                               $308
                                 3 years                             $606                               $942
                                 5 years                            $1,042                             $1,601
                                10 years                            $2,254                             $3,365

OTHER PROVISIONS OF THE EXISTING AND PROPOSED AGREEMENT

MISCELLANEOUS

      The existing agreement was first approved by the Board on May 21, 1996 and entered into on June 28, 1996. The existing agreement is renewable annually by the vote of a majority of the Board, including a majority of the Independent Directors, cast in person at a meeting called for the purpose of voting on such renewal. The existing agreement was last approved by the Board on June 19, 2001. If Proposals 1, 2, 3 and 4 are approved by stockholders, the proposed agreement will become effective on a date to be determined by the Adviser and the Fund which shall be as soon as practicable following the day of the Meeting, and will continue in effect for a period of two years after its effective date and thereafter from year to year subject to annual approval by the Board in the same manner as the existing agreement. The existing agreement and the proposed agreement terminate if assigned (as defined in the 1940 Act) and may be terminated without penalty by either party (in the case of the Fund by vote of its Board or by a vote of a majority of the outstanding voting securities of the
Fund), upon 60 days' written notice.

ADDITIONAL INFORMATION PERTAINING TO THE ADVISER.

      The Adviser is a wholly owned subsidiary of Credit Agricole Asset Management, a French company registered as an investment adviser with the Commission des operations de bourse in France. The principal business address of Credit Agricole Asset Management is also 90 Boulevard Pasteur, 75015 Paris France. Credit Agricole Asset Management in turn is a wholly owned subsidiary of Credit Agricole Indosuez, the largest French bank, and Segespar, an association of 48 regional French banks. Credit Agricole Indosuez and Segespar are wholly owned subsidiaries of Credit Agricole S.A. The directors and principal executive officers of the Adviser are as follows:

           NAME OF DIRECTOR OR PRINCIPAL
           EXECUTIVE OFFICER                                             POSITIONS HELD WITH THE ADVISER
           -----------------------------                                 -------------------------------
           Jean-Claude Kaltenbach                                                   Chairman
           Patrice de Larrard                                                Chief Executive Officer
           Etienne Lombard                                                 Director and Legal Officer
           Eric H. Jostrom                                                          Director
           Ian G. McEvatt                                                           Director
           Anne Meunier                                                             Director
           Ayaz H. Ebrahim                                                          Director
           Jacques Le Cossec                                                        Secretary

     Bernard L. Chauvel, President of the Fund, serves as the Managing Director of Predica, a life insurance company within the Credit Agricole S.A. organization. Steven M. Cancro, Vice President and Secretary of the Fund, serves as First Vice President and Senior Counsel of Credit Agricole Indosuez. Frederick J. Schmidt, Vice President and Treasurer of the Fund, serves as Vice President of Credit Agricole Indosuez.

     Over the fiscal year ended December 31, 2001, the Adviser paid the following amounts to brokers which are affiliates of the Adviser:

                                                                                                PERCENTAGE OF FUND'S
                                                              AGGREGATE AMOUNT OF                AGGREGATE BROKERAGE
                        NAME OF AFFILIATED BROKER              COMMISSIONS PAID                      COMMISSIONS
                          ---------------------                -----------------                  -----------------
                         Cheuvruex de Virieu*                       $27,347                             8.18%
                         Carr Futures SNC*                          $6,051                              1.81%
                         UBS Warburg**                              $13,445                             4.02%

----------
 *  A direct or indirect subsidiary of Credit Agricole S.A.

** An indirect wholly owned subsidiary of UBS AG and an affiliate of the Fund's administrator.

BOARD'S RECOMMENDATION

     At the special meeting held on February 28, 2002, the Board, including all of the Independent Directors, unanimously concluded that the advisory fee is fair and reasonable and in the best interests of the Fund's stockholders, and by a vote cast at the meeting, unanimously approved the proposed new advisory agreement between the Fund and the Adviser and recommended that stockholders vote to approve the proposed advisory agreement.

REQUIRED VOTE

     Adoption of this Proposal 4 requires the approval of a majority of the outstanding voting securities of the Fund, which under the 1940 Act, means the affirmative vote of the lesser of (i) 67% or more of the shares of the Fund represented at the meeting, if at least 50% of all outstanding shares of the fund are represented at the meeting, or (ii) 50% or more of the outstanding shares of the fund entitled to vote at the meeting. The new investment advisory agreement will not take effect, however, unless stockholders also approve Proposals 1, 2(a) through (g) and 3 set forth above.

     FOR THE REASONS SET FORTH ABOVE, THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS APPROVE THE NEW INVESTMENT ADVISORY AGREEMENT BETWEEN THE FUND AND THE ADVISER BY VOTING FOR THIS PROPOSAL 4.













            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

      TO ALLOW THE ADVISER TO HIRE PORTFOLIO MANAGERS AND MATERIALLY MODIFY
              A SUBADVISORY AGREEMENT WITHOUT STOCKHOLDER APPROVAL

                                  (PROPOSAL 5)

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL 5.

     The central theme of the investment program which the Board is proposing for the Fund is the multi-manager, multi-strategy investment approach. Under the program, the Adviser will be responsible for identifying Portfolio Managers which can directly manage portions of the Fund's assets and recommending Portfolio Funds for investment by the Fund. It is expected that the Adviser will seek to construct a portfolio for the Fund utilizing several Portfolio Managers and Portfolio Funds at the same time in order to achieve a desired level of diversification across investment managers and investment strategies. It is also expected that the Adviser will monitor and adjust the allocations of assets to the Portfolio Managers and Portfolio Funds, and replace existing Portfolio Managers and Portfolio Funds as necessary, depending upon the Adviser's continuing assessments of the economic, political and market conditions throughout Europe as well as an assessment of the performance and other attributes of the respective Portfolio Managers and Portfolio Funds.

     Currently, the Adviser would be required to solicit both Board and stockholder approval prior to the selection of Portfolio Managers for the Fund. The Board believes that allowing the Adviser to engage Portfolio Managers and to materially modify existing subadvisory agreements without seeking stockholder approval of the new or modified subadvisory agreements would benefit the Fund and its stockholders in several ways. The Board would remain responsible for approving any Portfolio Managers recommended by the Adviser before the Portfolio Manager could be engaged by the Adviser. Implementation of this Portfolio Manager approval policy would require the receipt by the Fund and the Adviser of an exemptive order from the SEC. If this Proposal is approved by stockholders, the Fund intends to file an exemptive application with the SEC seeking the required exemptive relief. However, there can be no assurance that the SEC will grant the requested exemptive relief. If the Fund is unable to obtain exemptive relief, the Fund and the Adviser would continue to employ the multi-manager investment approach but would be required to solicit stockholder approval of new Portfolio Manager selections.

WHY THE BOARD IS RECOMMENDING STOCKHOLDERS ADOPT THIS PORTFOLIO MANAGER APPROVAL POLICY.

     The Board believes that affording the Fund and the Adviser the flexibility to engage new Portfolio Managers and materially modify existing subadvisory agreements without stockholder approval will be of significant benefit to the Fund as it implements the proposed new investment program. The Board expects that the Adviser will recommend a number of Portfolio Managers for approval by the Board over the course of a year. Absent exemptive relief, the Fund would be required to call and hold special stockholder meetings, prepare and distribute proxy materials and solicit votes from stockholders each time the Adviser desires to appoint a Portfolio Manager or materially modify an existing subadvisory agreement with a Portfolio Manager. This is a time intensive and relatively expensive process. Without the delay inherent in calling and holding special stockholder meetings, the Fund would be able to act more quickly and with less expense to the Fund to appoint a Portfolio Manager when the Board and the Adviser agree that the appointment would benefit the Fund.

     The Board also believes that it would be appropriate to vest the selection, supervision and evaluation of Portfolio Managers in the Adviser, subject to review and approval by the Board, in light of the Adviser's experience and expertise in implementing a multi-manager, multi-strategy investment approach. The Board believes that if stockholders vote to approve the proposed new advisory agreement, they would be expecting the Adviser to perform the function of selecting, supervising and replacing, if necessary, Portfolio Managers on their behalf. The Board believes that it will retain sufficient oversight in the process to ensure that stockholders' interests are protected whenever the Adviser recommends a Portfolio Manager or materially modifies a subadvisory agreement. The Board, including a majority of the Independent Directors, will continue to evaluate and approve all new subadvisory agreements as well as any modification to existing subadvisory agreements. In its review, the Board will analyze all factors it considers relevant to the determination, including the nature, quality and scope of services provided by the Portfolio Manager. The Board will also consider the investment performance of the Portfolio Manager and the subadvisory fee to be paid by the Adviser to the Portfolio Manager. The Board believes that its comprehensive review will ensure that the Adviser continues to act in the best interests of the Fund and its stockholders. Each subadvisory agreement will continue to be subject to all provisions of the 1940 Act, except for the specific provisions of the 1940 Act for which relief is granted by the SEC.

EXEMPTIVE RELIEF IS REQUIRED BEFORE THE PORTFOLIO MANAGER APPROVAL PROCESS COULD BE USED.

     Before the Adviser would be able to implement the Portfolio Manager approval process described above, the Fund and the Adviser would need to obtain an order granting exemptive relief from the SEC. The exemptive relief would allow the Fund and the Adviser to implement, subject to Board approval, new subadvisory agreements with Portfolio Managers and materially modify existing subadvisory agreements without obtaining stockholder approval of the new or materially modified subadvisory agreement. The SEC has granted this type of exemptive relief on the condition that the applicants obtain stockholder approval of the proposed subadviser approval process. For that reason, the Board determined that it was appropriate to seek stockholder approval of the proposed Portfolio Manager approval process at the same time that it is seeking approval of the proposed new investment program in order to save the expense of a separate solicitation in the future if the proposed new investment program is approved at the Meeting.

     If relief is granted by the SEC, the Fund and the Adviser would expect to be subject to several conditions imposed by the SEC to ensure that the interests of the Fund's stockholders are adequately protected whenever the Adviser acts under the Portfolio Manager approval policy. However, there can be no assurance that the SEC will grant the requested relief. It is also possible that the SEC may adopt in the future new rules which permit the Fund and the Adviser to implement the Portfolio Manager approval process without obtaining exemptive relief from the SEC. If that is the case, the Fund and the Adviser would not file an exemptive application with the SEC. Instead, the Fund and the Adviser would seek to comply with the conditions set forth in the rule to implement the Portfolio Manager approval process without exemptive relief.

BOARD'S RECOMMENDATION

     At the special meeting held on February 28, 2002, the Board, including all of the Independent Directors, unanimously concluded that permitting the Adviser to implement the multi-manager component of the proposed new investment program without obtaining stockholder approval of new Portfolio Managers but with Board supervision would be in the best interests of the Fund and its stockholders and, by a vote cast at the meeting, unanimously recommended that stockholders vote to approve this Proposal 5.

REQUIRED VOTE

     Adoption of this Proposal 5 requires the approval of a majority of the outstanding voting securities of the Fund, which under the 1940 Act, means the affirmative vote of the lesser of (i) 67% or more of the shares of the Fund represented at the meeting, if at least 50% of all outstanding shares of the fund are represented at the meeting, or (ii) 50% or more of the outstanding shares of the fund entitled to vote at the meeting.

FOR THE REASONS SET FORTH ABOVE, THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THIS PROPOSAL 5.


                              ELECTION OF DIRECTORS

                                  (PROPOSAL 6)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES.

     The Fund's Articles provide that the Board of Directors shall be divided as equally as possible into three classes of directors (Class I, Class II and Class
III) serving staggered three-year terms. The term of office for directors in Class II expires upon the election of Directors at the Meeting, Class III at the 2003 annual meeting and Class I at the 2004 annual meeting. The four (4) Class II nominees - John Bult, Serge Demoliere, Michel Longchampt and Michel A. Rapaccioli - stand for election to a term expiring on the date of the Annual Meeting of Stockholders in 2005 or until their successors are elected and qualified.

     A plurality of all votes cast at the Meeting, with a quorum present, is sufficient to elect a director. This means that the four (4) nominees for director who receive the greatest number of votes will be elected. Unless authority is withheld, it is the intention of the persons named in the form of proxy to vote each proxy for the election of all of the nominees listed below. Each nominee has indicated he will serve as a director if elected, and the Board of Directors knows of no reason why any of these nominees would be unable to serve. However, if any nominee should be unable to serve, the proxies received will be voted for any other person designated to replace the nominee by the Board of Directors.

INFORMATION REGARDING DIRECTORS AND NOMINEES

     The following table shows certain information about the directors, the nominees for director and the officers of the Fund. Each director, including each nominee, has served as a director of the Fund since 1990, except for Mr. Jean A. Arvis who became a director in February 1993, Messrs. Melville and Sell who became directors in April 2000 and Messrs. Demoliere and Kipp, who became directors in April 2001. Each officer is elected annually by the Board and serves until the officer's successor is duly elected and qualifies, or until the officer's resignation or removal by the Board.

                                     TERM OF
                                    OFFICE AND
                                     LENGTH OF
NAME, ADDRESS AND (AGE)                TIME                PRINCIPAL OCCUPATIONS(S)                    OTHER DIRECTORSHIPS
POSITION WITH THE FUND                SERVED                DURING PAST FIVE YEARS                      HELD BY DIRECTORS

---------------------------------------------------------------------------------------------------------------------------
                              INDEPENDENT DIRECTORS
---------------------------------------------------------------------------------------------------------------------------
Jean A. Arvis (66)(1)                 Class I      Chairman of the Fund (since February             Director, AXA Equity and
Vendome Rome Management             Since 1993       1993); President, French Federation of         Law (U.K.) (insurance),
3 Rue de Rome                                        Insurance Companies (insurance)                Fonciere Lyonnaise, AIG
Paris, France 75008                                  (since March 1997); Special Advisor,           Banque, Sofrace (Liban)
                                                     American International Group, Inc.             and New London PLC.
                                                     (insurance)  (since January
                                                     1993);    Senior   Adviser,
                                                     Compagnie  de  Suez  (until
                                                     December 1995).

Thomas C. Barry (56)                 Class III     President and Chief Executive Officer,           None
Zephyr Management, Inc.             Since 1990       Zephyr Management, Inc. (since
320 Park Avenue                                      December 1993); President and Chief
New York, NY 10022                                   Executive Officer, Rockefeller & Co.,
                                                     Inc. (registered investment adviser)
                                                     (March 1983-December 1993).

Walter J.P. Curley (78)              Class III     Venture Capital Investor; United States          None
450 Park Avenue                     Since 1990       Ambassador to Ireland (1975-77) and
Suite 2104                                           to France (1989-93); President, Curley
New York, NY 10022                                   Land Company; Board of Trustees,
                                                     The    Frick    Collection,
                                                     Achilles/Bodman Foundation;
                                                     Executive Committee Member,
                                                     The American Society of the
                                                     French   Legion  of  Honor;
                                                     Chairman,     International
                                                     Advisory Board,  Sotheby's;
                                                     and  Honorary  Chairman  of
                                                     the     French     American
                                                     Foundation.

Pierre H.R. Daviron (59)              Class I      Partner, DR Associates (consulting)              None
c/o The France Growth               Since 1990       (February 2002 to present and
Fund, Inc.                                           September through December 1999);
666 Third Avenue                                     Executive Vice President, Marque
New York, NY 10017                                   Millennium Capital Management Ltd.
                                                     (January  2000  -  February
                                                     2002);   Managing  Director
                                                     (until   September   1999),
                                                     President     and     Chief
                                                     Investment  Officer (August
                                                     1993-September       1998),
                                                     Oppenheimer         Capital
                                                     International        (asset
                                                     management);   Chairman  of
                                                     the  Board of the Fund (May
                                                     1990-February 1993).

Serge Demoliere (43)                 Class II      Member, Board of Management (since               None
Bankgesellschaft Berlin             Since 2001       2001), General Manager (prior to
BG-EH                                 Nominee        2001), Bankgesellschaft Berlin AG,
Alexanderplatz (2)
Berlin, Germany 10178

Dirk Kipp (39)                        Class I      Director, Bankgesellschaft Berlin AG,            None
Bankgesellschaft Berlin             Since 2001        responsible for the Bank's proprietary
BG-EH                                                equity trading.
Alexanderplatz (2)
Berlin, Germany 10178

                                     TERM OF
                                    OFFICE AND
                                     LENGTH OF
NAME, ADDRESS AND (AGE)                TIME                PRINCIPAL OCCUPATIONS(S)                    OTHER DIRECTORSHIPS
POSITION WITH THE FUND                SERVED                DURING PAST FIVE YEARS                      HELD BY DIRECTORS

---------------------------------------------------------------------------------------------------------------------------
                                                  INDEPENDENT DIRECTORS
---------------------------------------------------------------------------------------------------------------------------
Michel Longchampt (67)(1)            Class II      Chairman of the Board, Macsteel                  None
Macsteel International USA          Since 1990       International USA (since May 1999)
Corp.                                 Nominee        Chairman of the Board (until May
33 Westchester Ave                                   1999), President and Chief Executive
Suite 5101                                           Officer (until December 1997),
White Plains, NY 10604                               Francosteel Corporation; Consultant,
                                                     Longchampt Resources (since January
                                                     1998).

Gregory L. Melville (45)             Class III     Assistant Director, Bankgesellschaft             None
Bankgesellschaft Berlin             Since 2000       Berlin AG
BG-EH
Alexanderplatz 2
Berlin, Germany 10178

Michel A. Rapaccioli (67)(1)         Class II      President, Arfin (consulting) (since June        None
62 bis rue des Belles Feuilles      Since 1990       1995); Vice President and Chief
75116 Paris, France                   Nominee        Financial Officer, Texasgulf Inc.
                                                     (fertilizers) (until May 1995); Senior
                                                     Vice President and Chief Financial
                                                     Officer, Elf Aquitaine, Inc. (holding
                                                     company) (until 1994); Chairman and
                                                     Director, Elf Trading, Inc. (oil) (until
                                                     1994); Chairman and Chief Executive Officer,
                                                     Elf Technologies, Inc. (until 1994) and
                                                     Director and officer of other affiliates of
                                                     the Elf group of companies (until 1994).

Moritz Sell (33)(1)                  Class III     Market Strategist, Bankgesellschaft              None
Bankgesellschaft Berlin             Since 2000       Berlin AG
1 Crown Court
Cheapside
London EC2V 6LR
United Kingdom

John W. Spurdle, Jr. (64)(1)          Class I      Managing Partner, Spurdle & Company              None
Spurdle & Co.                       Since 1990       (private finance); Chairman, Investment
515 Madison Avenue                                   Management Partners Inc. (holding
Suite 3702                                           company); President, Asset
New York, NY 10022                                   Management Investment Co. (since
                                                     August 1997);  and Advisory
                                                     Director, Bluestone Capital
                                                     Partners        (investment
                                                     banking)   (since   January
                                                     1998).

---------------------------------------------------------------------------------------------------------------------------
                                                   INTERESTED DIRECTORS
---------------------------------------------------------------------------------------------------------------------------

John Bult* (65)                      Class II      Chairman, PaineWebber International, Inc.        Director, The Germany
PaineWebber International, Inc.     Since 1990                                                      Fund, Inc., The New
1285 Avenue of the Americas           Nominee                                                       Germany Fund, Inc., the
37th floor                                                                                          Central European Equity
New York, NY 10019                                                                                  Fund, Inc. and the
                                                                                                    Greater China Fund, Inc.

                                     TERM OF
                                    OFFICE AND
                                     LENGTH OF
NAME, ADDRESS AND (AGE)                TIME                PRINCIPAL OCCUPATIONS(S)                    OTHER DIRECTORSHIPS
POSITION WITH THE FUND                SERVED                DURING PAST FIVE YEARS                      HELD BY DIRECTORS

---------------------------------------------------------------------------------------------------------------------------
                                                    OFFICERS OF THE FUND
---------------------------------------------------------------------------------------------------------------------------
Bernard Chauvel (48)                 President     Managing Director, International
Predica                             Since 1997       Division, Predica (since January 2001);
50-56, rue de la Procession                          Regional Manager, Credit Agricole
Paris, France 75015                                  Indosuez (April 1997 to December
                                                     2000); President, Credit Agricole (U.S.)
                                                     (January 1991 to May 1997).

Steven M. Cancro (47)                  Vice        First Vice President and Senior Counsel,
666 Third Avenue                     President       Credit Agricole Indosuez (New York).
New York, NY 10017                  Since 1992
                                       and
                                    Secretary
                                    Since 1991

Frederick J. Schmidt (42)              Vice        Vice President, Credit Agricole Asset
666 Third Avenue                     President       Management (since July 1997); Vice
New York, NY 10017                   Since 1992      President, Credit Agricole Indosuez
                                       and           (New York); Treasurer, Indocam Asia
                                    Treasurer        Strategic Growth Fund, Inc.
                                    Since 1990       (since 1994).


----------
(1)  Member of the Audit Committee.

* Denotes an "interested person," as defined in the 1940 Act. Mr. Bult is an "interested person" by reason of his affiliation with PaineWebber Incorporated. PaineWebber Incorporated and its affiliate, PaineWebber International (U.K.) Ltd., were among the principal underwriters of the initial offering of the Fund's Common Stock in 1990. PaineWebber Incorporated was the dealer-manager of the Fund's rights offering in 1994. PaineWebber Incorporated, a broker-dealer registered under the Securities Exchange Act of 1934, is the parent company of the Fund's administrator.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board of Directors has an Audit Committee composed entirely of Independent Directors, as required by the New York Stock Exchange listing standards. The Audit Committee is currently composed of Messrs. Arvis, Longchampt, Rapaccioli, Sell and Spurdle (Chairman). The Audit Committee makes recommendations to the Board with respect to the selection of independent accountants and reviews with the independent accountants the scope and results of the audit engagement. The Audit Committee also considers the range of audit and non-audit fees, reviews and approves non-audit services provided by the independent accountants and reviews the annual financial statements of the Fund. The Audit Committee held three meetings during the Fund's fiscal year ended December 31, 2001.

     The Board no longer has a Nominating Committee. Instead, all of the Independent Directors consider all candidates for election as a director of the Fund and nominate the nominees to stand for election by the stockholders. The Independent Directors consider prospective nominees suggested by stockholders. At the present time, the Board of Directors does not have a Compensation Committee or other committee performing similar functions.

     The Board has created an Investment and Strategy Committee which is comprised of Messrs. Arvis, Bult, Barry, Daviron (Chairman), Melville and Sell. The purpose of the Investment and Strategy Committee is to oversee the implementation of the proposed new investment program if adopted by stockholders. The Investment and Strategy Committee must be comprised of at least a majority of Independent Directors. At present, only one member, Mr. Bult, is not an Independent Director.

     During the Fund's fiscal year ended December 31, 2001, the Board of Directors met four times, and each director, except for Messrs. Kipp and Demoliere, attended at least 75% of the aggregate number of meetings of the Board and meetings of committees of the Board of Directors on which such director served. Messrs. Kipp and Demoliere attended 50% of the aggregate number of meetings of the Board during the fiscal year ended December 31, 2001.

     One of the Fund's directors, Mr. Arvis and one of the Fund's nominees, Mr. Rapaccioli, are residents of France; two of the Fund's directors, Messrs. Melville and Kipp, and one of the Fund's nominees, Mr. Demoliere, are residents of Germany; one of the Fund's directors, Mr. Sell, is a resident of London. The non-resident directors do not have an agent in the United States for the purpose of accepting service of process on their behalf. Substantially all of the assets of such persons may be located outside of the United States and as a result, it may be difficult for United States investors to effect service of process upon such directors within the United States or to realize judgments of courts of the United States predicated upon civil liabilities of such directors under the federal securities laws of the United States.

                                                                                                AGGREGATE DOLLAR RANGE OF
                                                                                                 EQUITY SECURITIES IN ALL
                                                                                                  REGISTERED INVESTMENT
                                                                                                  COMPANIES OVERSEEN BY
                                                                     DOLLAR RANGE OF EQUITY     DIRECTOR IN THE ADVISER'S
NAME OF DIRECTOR                                                     SECURITIES IN THE FUND          FAMILY OF FUNDS*

---------------------------------------------------------------------------------------------------------------------------
                                                INDEPENDENT DIRECTORS
---------------------------------------------------------------------------------------------------------------------------

Jean A. Arvis ...................................................      $50,001 to $100,000          $50,001 to $100,000
Thomas C. Barry .................................................      $10,001 to $50,000           $10,001 to $50,000
Walter J.P. Curley ..............................................      $10,001 to $50,000           $10,001 to $50,000
Pierre H.R. Daviron .............................................      $10,001 to $50,000           $10,001 to $50,000
Serge Demoliere .................................................             None                         None
Dirk Kipp .......................................................             None                         None
Michel Longchampt ...............................................         $1 to $10,000                $1 to $10,000
Gregory L. Melville .............................................             None                         None
Michel A. Rapaccioli ............................................      $50,001 to $100,000          $50,001 to $100,000
Mortiz Sell .....................................................             None                         None
John W. Spurdle, Jr. ............................................      $10,001 to $50,000           $10,001 to $50,000
Interested Director

---------------------------------------------------------------------------------------------------------------------------
                               INTERESTED DIRECTOR
---------------------------------------------------------------------------------------------------------------------------

John Bult                                                              $10,001 to $50,000           $10,001 to $50,000

* There are no other registered investment companies in the Adviser's family of funds.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     The Adviser pays the compensation and certain expenses of its personnel and the personnel of its affiliates, if any, who serve as directors and officers of the Fund. The Fund pays each of the Independent Directors an annual fee of $7,500 plus an attendance fee of $700 for each meeting of the Board of Directors and $700 for each meeting of the Audit Committee and Investment and Strategy Committee attended. In addition, the Fund reimburses all directors for certain out-of-pocket travel expenses in connection with their attendance at meetings of the Board of Directors or any committees thereof. The Fund pays an additional fee of $5,000 per year to Mr. Arvis for providing certain consulting services to the Fund and an additional fee of $4,000 per year to Mr. Spurdle for services as Chairman of the Audit Committee. The Fund pays a fee of $3,000 per year and an additional fee of $2000 per month for the six month period beginning January 31, 2002 (the date of creation of the Committee) to Mr. Daviron for services as Chairman of the Investment and Strategy Committee.

     The following table provides information regarding the fees paid by the Fund to the Independent Directors for their services for the Fund's fiscal year ended December 31, 2001.

                                                                            PENSION OR
                                                                            RETIREMENT
                                                                             BENEFITS        ESTIMATED
                                                         AGGREGATE        ACCRUED AS PART     ANNUAL               TOTAL
                                                       COMPENSATION          OF FUND'S     BENEFITS UPON       COMPENSATION
NAME OF DIRECTOR                                       FROM THE FUND         EXPENSES       RETIREMENT         FROM THE FUND
                                                      ---------------     ---------------  -------------      ---------------
Jean A. Arvis ......................................      $18,100               -0-             -0-              $18,100
Thomas C. Barry ....................................       $9,600               -0-             -0-               $9,600
W.L. Lyons Brown, Jr.* .............................       $7,725               -0-             -0-               $7,725
Walter J.P. Curley .................................       $8,900               -0-             -0-               $8,900
Pierre H.R. Daviron ................................      $10,300               -0-             -0-              $10,300
Serge Demoliere** ..................................       $3,125               -0-             -0-               $3,125
Dirk Kipp** ........................................       $3,825               -0-             -0-               $3,825
Michel Longchampt ..................................      $11,000               -0-             -0-              $11,000
Gregory L. Melville** ..............................      $10,300               -0-             -0-              $10,300
Michel A. Rapaccioli ...............................      $13,100               -0-             -0-              $13,100
Jacques Regniez* ...................................       $5,075               -0-             -0-               $5,075
Moritz Sell** ......................................      $11,000               -0-             -0-              $11,000
John W. Spurdle, Jr. ...............................      $16,100               -0-             -0-              $16,100

----------
* Mr. W.L. Lyons Brown, Jr. and Mr. Jacques Regniez no longer served as directors after the April 29, 2001 Annual Meeting of Stockholders.

** The fees paid for services rendered by the representatives of Bankgesellschaft Berlin AG on the Board of Directors of the Fund, Messrs. Demoliere, Kipp, Melville and Sell, are paid directly to Bankgesellschaft Berlin AG.

INDEPENDENT ACCOUNTANTS

      The Board of Directors have selected PricewaterhouseCoopers LLP ("PwC") as the Fund's independent accountants for the current fiscal year ending December 31, 2002. Representatives of PwC will be present and available for questions at the Meeting.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      The Audit Committee acts pursuant to a written charter first adopted and approved on April 27, 2000 and reviewed on June 19, 2001. The role of the Audit Committee is to assist the Board of Directors in its oversight of the Fund's financial reporting process. Management of the Fund is responsible for the preparation, presentation and integrity of the Fund's financial statements, the Fund's accounting and financial and reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Fund's independent accountants, PwC, is responsible for auditing the Fund's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

      The Audit Committee reviewed the Fund's audited financial statements for the fiscal year ended December 31, 2001 at a meeting on February 28, 2002 and discussed these financial statements with the Fund's management. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61, as amended
(Communication  with Audit  Committees)  with PwC.  PwC also  provided the Audit
Committee with the written disclosures and the letter required by Independence Standard No. 1 (Independence Discussions with Audit Committees) at a meeting on December 10, 2001. In addition, the Audit Committee discussed with the independent accountants their independence with respect to the Fund.

      Based on its discussions with management and the independent accountants, and its review of the representations and information provided by management and the independent accountants, and subject to the limitation on the role and responsibility of the Audit Committee referred to above, the Audit Committee recommended to the Fund's Board of Directors that the audited financial statements be included in the Fund's Annual Report to Stockholders for the year ended December 31, 2001.

By the Audit Committee of the Board of Directors:

John W. Spurdle, Jr., Chairman
Jean A. Arvis
Michel Longchampt
Michael Rapaccioli
Moritz Sell

AUDIT FEES

     The aggregate fees billed for professional services rendered by PwC for its audit of the Fund's annual financial statements for the year ended December 31, 2001 contained in the Annual Report filed by the Fund amounted to $70,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     PwC did not provide any financial systems design or implementation services during the year.

ALL OTHER FEES

     The aggregate fees billed for all services rendered by PwC to the Fund, the Adviser, and any entity controlling, controlled by, or under common control with the Adviser that provides services to the Fund, other than the audit fees described above, during the year ended December 31, 2001 were (i) $5,000 in tax-related services billed to the Fund, and (ii) $12,920,857 in business advisory services billed to Credit Agricole Indosuez. The Audit Committee has considered whether the provision of non-audit services provided by PwC is compatible with the maintenance of its independence.


                              STOCKHOLDER PROPOSAL
              WITH RESPECT TO EXPIDITING THE PROCESS TO ENSURE THAT
                    FUND SHARES CAN TRADE AT NET ASSET VALUE
                                  (PROPOSAL 7)

     THE BOARD OF DIRECTORS OF THE FUND UNANIMOUSLY AND STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST PROPOSAL 7. THE DIRECTORS BELIEVE THE PROPOSAL IS CONTRARY TO THE BEST INTERESTS OF STOCKHOLDERS.

STOCKHOLDER PROPOSAL

     A stockholder has submitted the following proposal and supporting statement for inclusion in this proxy statement. The stockholder claims beneficial ownership of common stock of the Fund valued at over $2,000. The Fund will provide the address of the proposing stockholder to any person who requests that information by written or oral request to Steven M. Cancro, Secretary of the Fund, 666 Third Avenue, New York, New York 10017.

RESOLVED, that shareholders of The France Growth Fund (the "Fund") recommend the Board of Directors expedite the process to ensure Fund shares can trade at net asset value (NAV) daily by converting to an open-end investment company.

SUPPORTING STATEMENT

     The Fund no longer needs the closed-end format to achieve its current investment objective. It hasn't for years. Shareholders made that statement loud and clear two years ago (69.1% of shares that voted and 49.6% of outstanding shares) on a similar open-ending proposal, but the Board in place at that time refused to accept the will of the shareholders. Now, the Fund is proposing a multi-strategy, pan-European focus, thereby altering the Fund's risk-reward parameters materially, yet without providing an exit at NAV for shareholders that do not want to go along with the plan. The Fund, de facto expects that shareholders should sell their shares at a discount--possibly a wide one--if they do noT favor the proposed changes. A vote FOR this proposal will send a message that liquidity at NAV has a place in the Fund's future.

     The persistent discount to NAV over the years has caused shareholder returns to underperform NAV returns on a long-term basis. Let us not forget that shareholders have lost a considerable amount of money on their investment in the past two years as the NAV has declined dramatically. Advantage Partners, L.P., wouldn't waste your time if the merits of voting FOR this proposal weren't numerous.

     With the Fund still languishing at discounts to NAV in the range of 12% to 15%, the economic cost of the discount to shareholders is approximately $13 MILLION TO $16 MILLION. It is certainly no consolation prize that the value of the discount has shrunk while the stock price has been cut in half since shareholders last passed an open-ending proposal!

     Even if a fund trading at a 12% discount is open-ended, the benefits of open-ending far outweigh the detrimental cost caused by its gaping discount in the closed-end structure: A 13.6% BENEFIT VS. LESS THAN A 0.3% ON-GOING ANNUAL COST. One-time conversion costs (approximately 0.25% of NAV), and on-going incremental expenses (likely 0.1%-0.3% annually) are inconsequential in relation to the price improvement that shareholders would receive as the share price converges with NAV. The Fund may claim this is a one time benefit, but that stance misses the reality that NAV is the trading price every day from that point forward, allowing shareholders to obtain full value for their holdings, and the liquidity to do so, at the time of their choosing. That is anything but a one-time benefit, it is an every day benefit.

     The closed-end format served the Fund well in earlier years. Perpetuating this structure when making material changes in the investment focus, yet providing no means for shareholders to opt for NAV first, makes little sense in a fund saddled with a chronic discount. Give shareholders a fair choice as the Fund seeks to change direction!

THE BOARD OF DIRECTORS RESPONSE TO THE STOCKHOLDER'S PROPOSAL:

     THE BOARD OF DIRECTORS UNANIMOUSLY OPPOSES THE PROPOSAL DESCRIBED ABOVE AND RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THIS PROPOSAL. THE REASONS FOR THIS UNANIMOUS RECOMMENDATION ARE AS FOLLOWS:

     As described earlier in this proxy statement, your Board has approved an innovative new European investment program for the Fund. Under this new program, the Fund would seek long-term capital appreciation through a dynamic multi-manager, multi-strategy investment approach.

     Your Board strongly believes that the Fund's closed-end structure is critical to the successful implementation of this new investment program. Many of the new investment strategies which the Adviser and the investment managers may use require a stable asset base upon which investment decisions can be made. These strategies involve the careful use of sophisticated investment techniques that work in balance with the long positions in either stocks or bonds taken by the Adviser or the investment managers. If the Fund were to operate in the open-end format, the Board believes that the unpredictable inflows and outflows of capital to and from the Fund would significantly disrupt the Adviser's and investment managers' ability to successfully implement these investment strategies. In the closed-end format, the Adviser and the investment managers work with a stable asset base which only goes up or down depending upon the performance of the Fund's investments. The Adviser and investment managers would not need to constantly manage cash flows into and out of the Fund based upon unpredictable levels of new investments into the Fund or redemptions out of the Fund. Instead, they would be able to focus on seeking to achieve the Fund's long-term investment objective and would be able to employ more detailed investment strategies when constructing the Fund's portfolio.

     In addition to being able to utilize less traditional investment strategies for portions of the Fund's portfolio, the closed-end format would also afford the Fund access to a new category of talented investment managers which would not otherwise be available to open-end mutual funds. These investment managers manage collective investment vehicles which are exempt from registration as investment companies. Interests in these funds are not publicly traded and they are generally made available only to institutional and high net worth individual investors. Because these funds are not registered as investment companies, they are not subject to the same regulatory protections and safeguards as are registered mutual funds. Investments in these types of funds can involve significant risks as these funds often employ leverage, engage in short sales and utilize derivative instruments which can have the effect of magnifying losses in the underlying securities in which the funds invest.

     The Fund would access the investment management skills of these investment managers through investments directly in these funds (the "Portfolio Funds"). If the Fund were operating in the open-end format, the Adviser believes it unlikely that it would be able to consider Portfolio Funds as an available investment option for the Fund. Portfolio Funds typically significantly restrict an investors ability to purchase or redeem interests in the Portfolio Funds. Many of these funds permit new investments or sales of existing investments on a quarterly basis only. An open-end mutual fund would generally not be able to sell interests in the Portfolio Funds in a timely manner to meet redemption requests and would similarly not be able to put new cash inflows to work in the Portfolio Funds with any reasonable speed.

     Your Board also does not believe that it would be in the best interests of the Fund and its stockholders to seek to provide a means for some stockholders to exit the Fund at net asset value at this time for several reasons. Stockholders are being asked to consider and vote on this proposed change in the Fund's investment program. If approved, the Adviser would not begin to implement the proposed new investment program until June of this year. The Fund has endeavored to provide as early an advance notice to stockholders of this proposed change, beginning with a press release disseminated to the media on January 8, 2002 and a second issued on February 28, 2002, as was legally permissible. The Board believes that those stockholders who determine that the Fund would no longer be an appropriate investment for them if the change is approved would have sufficient time to reduce or liquidate their positions in the Fund. In addition, the Fund would incur significant costs in an effort to engineer an exit option for all stockholders at net asset value. These costs would be borne by all stockholders. For example, the Fund estimates that the total costs of conducting a tender offer for a portion of the Fund's outstanding shares would be approximately $100,000. Given that the Board believes that stockholders will have time to evaluate their investment options before the proposed new investment program could be implemented and that stockholders will have the opportunity to vote on the proposed changes, the Board concluded that incurring significant costs to seek to create an exit strategy for its stockholders would not be in the best interests of the Fund and its stockholders at this time.

     Your Board strongly believes that the proposed new direction for the Fund is in the best interests of the Fund and its stockholders. The Board also believes that the Fund's closed-end structure is a fundamental component of this proposed new investment program and is critical to its successful implementation. For these reasons, conversion of the Fund to the open-end format would be incompatible with the Fund's new direction and the Board recommends that stockholders vote against this proposal.

BOARD'S RECOMMENDATION

     At the special meeting held on February 28, 2002, the Board, including all of the Independent Directors, determined that continuing to operate the Fund in the closed-end format would be in the best interests of the Fund and its stockholders if the proposed new investment program is approved.

REQUIRED VOTE

     Adoption of this Proposal 7 requires the approval of a majority of the shares of the Fund present in person or by proxy at the meeting, if a quorum is present at the Meeting.

FOR THE REASONS SET FORTH ABOVE, THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THIS PROPOSAL 7.













            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                       INFORMATION CONCERNING THE MEETING

SOLICITATION OF PROXIES

     The cost of preparing, printing and mailing these proxy materials will be borne by the Fund. In addition to the mailing of these proxy materials, proxies may be solicited by telephone, by fax or in person by the directors, officers and employees of the Fund, the Adviser, or Brinson Advisors, the Fund's administrator, whose principal address is 51 West 52nd Street, New York, New York 10019. Georgeson Shareholder Communications Corporation, a third party solicitation firm, has agreed to provide proxy solicitation services to the Fund at a cost of approximately $10,000. Brokerage houses, banks and other fiduciaries may also be requested to forward these proxy materials to the beneficial owners of Fund shares to obtain authorization for completing the proxies and will be reimbursed by the Fund for their out-of-pocket expenses.

REVOKING PROXIES

     A stockholder signing and returning a proxy has the power to revoke it at any time before it is exercised by filing a written notice of revocation with the Fund's secretary, c/o The France Growth Fund, Inc., 666 Third Avenue, New York, NY 10017; or by returning a duly executed proxy with a later date before the time of the Meeting; or if a stockholder has executed a proxy but is present at the Meeting and wishes to vote in person, by notifying the secretary of the Fund (without complying with any formalities) at any time before it is voted.

     Being present at the Meeting alone does NOT revoke a previously executed and returned proxy.

OUTSTANDING SHARES AND QUORUM

     As of March 28, 2002, 12,072,000 shares of common stock of the Fund were outstanding. Only stockholders of record on March 28, 2002 are entitled to notice of and to vote at the Meeting. Thirty-three percent (33%) of the shares of common stock issued and outstanding and entitled to vote at the Meeting will be considered a quorum for the transaction of business.

OWNERSHIP OF COMMON STOCK

     As of March 28, 2002, to the knowledge of the management of the Fund, there were no persons known to be control persons of the Fund, as such term is defined in Section 2(a)(9) of the 1940 Act. As of such date, the only persons known to the Fund to have record or beneficial ownership of more than 5% of the outstanding common stock of the Fund are the following:

              NAME AND ADDRESS OF BENEFICIAL/                  AMOUNT OF BENEFICIAL/          PERCENTAGE OF OUTSTANDING
                        RECORD OWNER                              RECORD OWNERSHIP                      SHARES
              --------------------------------                 ----------------------        --------------------------
(RECORD OWNER)
Cede & Co., as nominee for The Depository Trust Company              11,830,335                        98.00%
P.O. Box 20
Bowling Green Station
New York, NY 10004

      (BENEFICIAL OWNERS)
      Bankgesellschaft Berlin AG
      Alexanderplatz 2
      D-10178 Berlin
      Germany*                                                        1,985,805                        16.45%

      President and Fellows of Harvard College
      c/o Harvard Management Co., Inc.
      600 Atlantic Avenue
      Boston, MA 02210*                                               1,017,181                         8.43%

      Lazard Freres & Co. LLC
      30 Rockefeller Plaza
      New York, NY 10020*                                             1,001,424                         8.30%

      Atout France Europe
      Atout Futur
      91 93 Blvd Pastuer
      75300 Paris France*                                              721,700                          5.98%

      Cargill Financial Markets PLC
      Knowle Hill Park, Fairmile Lane, Cobham
      Surrey KT11 2PD, United Kingdom*                                 629,809                          5.22%

----------
*    Based upon the most recent Schedules 13G filed by each entity with the SEC.

VOTING RIGHTS

     The Fund expects that broker-dealer firms holding shares of the Fund in "street name" for the benefit of their customers and clients will ask their customers and clients how they want their shares voted on each proposal before the Meeting. The Fund understands that, under the rules of the NYSE, these broker-dealers may, without instructions from their customers and clients, grant authority to the proxies designated by the Fund to vote on certain items to be considered at the Meeting if no instructions have been received prior to the date specified in the broker-dealer firm's request for voting instructions. Certain-broker-dealer firms may also exercise discretion over shares held in their name for which no instructions are received by voting such shares in the same proportion as they have voted shares for which they have received instructions.

     The shares as to which the broker-dealer firms have granted authority to the proxies designated by the Fund to vote on the items to be considered at the Meeting, the shares as to which broker-dealer firms have declined to vote ("broker non-votes"), and the shares as to which proxies are returned by record stockholders but which are marked "abstain" on any item will be included in the Fund's tabulation of the total number of votes present for purposes of determining whether the necessary quorum of stockholders exists. However, abstentions and broker non-votes will not be counted as votes cast. Therefore, abstentions and broker non-votes will have the effect of voting against Proposals 1, 2, 3, 4 and 5 but will not have an effect on the election of directors or the stockholder proposal, although they will count toward the presence of a quorum.

ADJOURNMENTS

     If a quorum is not present in person or by proxy at the time the Meeting is called to order, the persons named as proxies may vote those proxies that have been received to adjourn the Meeting to a later date. If a quorum is present but there are not sufficient votes in favor of a proposal, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies concerning that proposal. Any adjournment will require the affirmative vote of a majority of shares of common stock of the Fund present in person or by proxy at the session of the Meeting to be adjourned. If an adjournment of the Meeting is proposed because there are not sufficient votes in favor of a proposal, the persons named as proxies will vote those proxies favoring the particular proposal in favor of adjournment and will vote those proxies against the particular proposal against adjournment.

OTHER BUSINESS

     The Board of Directors knows of no other matters to be presented for consideration at the Meeting. If other business is properly brought before the Meeting, proxies will be voted according to the best judgment of the persons named as proxies.

                           TRANSACTIONS BY AFFILIATES

     During the fiscal year of the Fund ended December 31, 2001, there were no transactions in the common stock of the Adviser, its parents or subsidiaries by any officer, director or nominee for election of director of the Fund in an amount equal to or exceeding 1% of the outstanding common stock of such entity. Mr. Arvis has indicated ownership of directors' qualifying shares (less than 1% of the outstanding shares) of Credit Agricole Indosuez, the indirect parent company of the Adviser.

                              STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the Fund's Annual Meeting of Stockholders in 2003 must be received by the Fund on or before January 2, 2003, in order to be included in the Fund's proxy statement and form of proxy relating to that meeting. For a stockholder proposal which is not included in the Fund's proxy statement to be considered timely, it must be received by the Fund at least 90 days before the anniversary date of the mailing of the Fund's proxy materials for the prior year's annual meeting.







                                        /s/  STEVEN M. CANCRO
                                        ---------------------
                                        Steven M. Cancro
                                        Secretary




Dated: May 1, 2002

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY CARD. PLEASE TAKE A FEW MINUTES TO VOTE NOW AND HELP SAVE THE COST OF ADDITIONAL SOLICITATIONS.

                                                                      APPENDIX A

                 THE EUROPEAN MULTI-STRATEGY INVESTMENT COMPANY

                           ADDITIONAL RISK INFORMATION

     THE INFORMATION PRESENTED IN THIS APPENDIX A WOULD BECOME APPLICABLE FOR THE FUND ONLY IF STOCKHOLDERS APPROVE PROPOSALS 1, 2, 3 AND 4. PLEASE BE SURE TO CAREFULLY REVIEW THE INFORMATION CONCERNING THE FUND'S PRINCIPAL RISKS CONTAINED UNDER THE HEADING `PRINCIPAL RISKS OF INVESTING IN THE FUND' IN THE ATTACHED PROXY STATEMENT ALONG WITH THE ADDITIONAL RISK INFORMATION SET FORTH BELOW.


                  SPECIAL INVESTMENT INSTRUMENTS AND TECHNIQUES

     The Fund may utilize a variety of special investment instruments and techniques to implement the investment strategies described in the proxy statement under the heading `Specific Investment Strategies Utilized'. The instruments the Fund may use and the particular manner in which they may be used may change over time as new instruments and techniques are developed or regulatory changes occur. Certain of the special investment instruments and techniques that the Fund may use are speculative and involve a high degree of risk, particularly in the context of non-hedging transactions. These instruments and techniques may also be used by the Portfolio Managers and by the Portfolio Funds. When these instruments and techniques are used by Portfolio Funds, the Portfolio Funds would directly be subject to the risks described below and the Fund would indirectly be subject to the same risks through its investment in the Portfolio Funds. Unless otherwise specified, percentage limitations shall be applied at the time of investment to direct investments made by the Fund. The Fund's investment limitations are not applied to the portfolio securities held by Portfolio Funds in which the Fund may invest.

     DERIVATIVES. The Fund may invest in, or enter into, derivative instruments. These are financial instruments which derive their performance, at least in part, from the performance of an underlying asset, index or interest rate. Derivatives can be volatile and involve various types and degrees of risk, depending upon the characteristics of the particular derivative and the portfolio as a whole. Derivatives permit the Fund to increase or decrease the level of risk of the portfolio, or change the character of the risk, to which the portfolio is exposed in much the same way as the Fund can increase or decrease the level of risk, or change the character of the risk, of the portfolio by making investments in specific securities. Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in derivatives could have a large potential impact on the Fund's performance. If the Fund invests in derivatives at inopportune times or when market conditions are judged incorrectly, such investments may lower the Fund's return or result in a loss. The Fund could also experience losses if derivatives are poorly correlated with its other investments, or if it is unable to liquidate its position because of an illiquid secondary market. The market for many derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for derivatives.

     OPTIONS ON SECURITIES AND SECURITIES INDICES. The Fund may purchase and write put and call options on securities and securities indices. It may also use so-called `synthetic' options or other derivative instruments written by broker-dealers or other permissible financial intermediaries. Options transactions may be effected on securities exchanges or in the over-the-counter market. When options are purchased over-the-counter, the Fund bears the risk that the counterparty that wrote the option will be unable or unwilling to perform its obligations under the option contract. Such options may also be illiquid and, in such cases, the Fund may have difficulty closing out its position. The Fund may purchase and may write and sell covered or uncovered call and put options for hedging purposes and non-hedging purposes to pursue its investment objective.

     A put option gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying security at a stated exercise price at any time prior to the expiration of the option. Similarly, a call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying security at a stated exercise price at any time prior to the expiration of the option. A covered call option is a call option with respect to which the Fund owns the underlying security. The sale of such an option exposes the Fund during the term of the option to possible loss of the opportunity to realize appreciation in the market price of the underlying security or to the possible continued holding of a security that might otherwise have been sold to protect against depreciation in the market price of the security. A covered put option is a put option with respect to which cash or liquid securities have been placed in a segregated account on the Fund's books or with the Fund's custodian to fulfill the obligation undertaken. The sale of such an option exposes the Fund during the term of the option to a decline in price of the underlying security while depriving the Fund of the opportunity to invest the segregated assets.

     The Fund may close out a position when writing options by purchasing an option on the same security with the same exercise price and expiration date as the option that it has previously written on the security. The Fund will realize a profit or loss if the amount paid to purchase an option is less or more, as the case may be, than the amount received from the sale thereof. To close out a position as a purchaser of an option, the Fund would ordinarily make a similar closing sale transaction, which involves liquidating the Fund's position by selling the option previously purchased, although the Fund would be entitled to exercise the option should it deem it advantageous to do so.

     FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS. The Fund may enter into financial futures contracts or purchase or sell put and call options on such futures, including securities index, interest rate and currency exchange rate futures contracts. Futures are generally bought and sold on the commodities exchanges where they are listed and involve payment of initial and variation margin. The sale of futures contracts creates a firm obligation by the Fund, as seller, to deliver to the buyer the specific type of financial instrument called for in the contract at a specific future time for a specified price (or, with respect to index futures, the net cash amount). The purchase of futures contracts creates a corresponding obligation by the Fund, as purchaser to purchase a financial instrument at a specific time and price. Options on futures contracts are similar to options on securities except that an option on a futures contract gives the purchaser the right in return for the premium paid to assume a position in a futures contract and obligates the seller to deliver such position, if the option is exercised.

     The use of derivatives that are subject to regulation by the Commodity Futures Trading Commission (the "CFTC") could cause the Fund to be a commodity pool, which would require the Fund to comply with certain rules of the CFTC. However, the Fund intends to conduct its operations to avoid regulation as a commodity pool. The CFTC rules currently provide that the Fund may use commodity futures and option positions (i) for bona fide hedging purposes without regard to the percentage of assets committed to margin and option premiums, or (ii) for other purposes permitted by the CFTC to the extent that the aggregate initial margin and option premiums required to establish such non-hedging positions (net of the amount that the positions were `in the money' at the time of purchase) do not exceed 5% of the net asset value of the Fund's portfolio, after taking into account unrealized profits and losses on such positions. The Adviser intends to monitor use of futures and related options by Portfolio Managers and Portfolio Funds to help assure compliance with this limitation. If applicable CFTC rules change, these percentage limitations may change or different conditions may be applied to the Fund's use of certain derivatives.

     The Fund may enter into futures contracts on exchanges located outside the United States. Foreign markets may offer advantages such as trading opportunities or arbitrage possibilities not available in the United States. Foreign markets, however, may have greater risk potential than domestic markets. For example, some foreign exchanges are principal markets so that no common clearing facility exists and an investor may look only to the broker for performance of the contract. In addition, any profits the Fund might realize in trading could be eliminated by adverse changes in exchange rates and losses could be incurred. Transactions on foreign exchanges may include both commodities which are traded on domestic exchanges and those which are not. Unlike trading on domestic commodity exchanges, trading on foreign commodity exchanges is not regulated by the CFTC. No assurance can be given that a liquid market will exist for any particular futures contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting the Fund to substantial losses. In addition, the low margin or premiums normally required when entering into futures contracts may provide a large amount of leverage, and a relatively small change in the price of a security or contract can produce a disproportionately larger profit or loss.

     Successful use of futures is also subject to the Adviser's and Portfolio Managers' ability to predict correctly movements in the direction of the relevant market, and, to the extent the transaction is entered into for hedging purposes, to ascertain the appropriate correlation between the transaction being hedged and the price movements of the futures contract. Pursuant to regulations and published positions of the SEC, the Fund may be required to segregate permissible liquid assets in connection with its commodities transactions in an amount generally equal to the value of the underlying commodity. The segregation of such assets will have the effect of limiting the Fund's ability otherwise to invest those assets.

     SWAP AGREEMENTS. The Fund may enter into equity, interest rate, index and currency exchange rate swap agreements. These transactions are entered into in an attempt to obtain a particular return when it is considered desirable to do so, possibly at a lower cost than if the Fund had invested directly in the asset that yielded the desired return. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than a year. In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor.

     The gross returns to be exchanged or `swapped' between the parties are generally calculated with respect to a notional amount (i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate or in a particular foreign currency), or in a `basket' of securities representing a particular index. Forms of swap agreements include interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates exceed a specified rate or `cap'; interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates fall below a specified level or `floor'; and interest rate collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels.

     Most swap agreements entered into by the Fund would require the calculation of the obligations of the parties to the agreements on a net basis. Consequently, the Fund's current obligations (or rights) under a swap agreement generally will be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement. The risk of loss with respect to swaps is limited to the net amount of interest payments that the Fund is contractually obligated to make. If the other party to a swap defaults, the Fund's risk of loss consists of the net amount of payments that the Fund contractually is entitled to receive.

     HEDGING TRANSACTIONS. The Fund may utilize a variety of financial instruments, such as derivatives, options, interest rate swaps, caps and floors, futures and forward contracts to seek to hedge against declines in the values of its portfolio positions as a result of certain changes in the equity markets and market interest rates, changes in currency exchange rates, and other events. Hedging against a decline in the value of portfolio positions does not eliminate fluctuations in the values of portfolio positions or prevent losses if the values of such positions decline. Instead, hedging establishes other positions designed to gain from those same developments which are intended to offset the decline in the portfolio positions' value. Hedging transactions may also limit the opportunity for gain if the value of the hedged portfolio positions should increase. It may not be possible for the Adviser or Portfolio Managers to hedge against a change or event at a price sufficient to protect the Fund's assets from the decline in value of the portfolio positions anticipated as a result of such change. In addition, it may not be possible to hedge against certain changes or events at all. The Fund is not obligated to establish hedges for portfolio positions and may decline to do so. The Fund does not generally intend to hedge its foreign currency exposure to changes in the value of the U.S. dollar.

     To the extent that hedging transactions are effected, their success is dependent on the Adviser's and Portfolio Managers' ability to correctly predict movements in the direction of the equity markets or sectors thereof, currency exchange rates, interest rates or other events being hedged against in relation to the corresponding movements in the Fund's positions. While the Fund may enter into hedging transactions to seek to reduce certain specific or general risks, the unanticipated occurrence or the non-occurrence of other events being hedged against may result in a poorer overall performance for the Fund than if the Fund had not engaged in any such hedging transaction. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio position being hedged may vary. For a variety of reasons, the Fund may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Such imperfect correlation may prevent the Fund from achieving the intended hedge or expose the Fund to additional risk of loss.

     COUNTERPARTY CREDIT RISK. Many of the markets in which the Fund effects its transactions are `over-the-counter' or `interdealer' markets. The participants in these markets are typically not subject to credit evaluation and regulatory oversight as are members of `exchange based' markets. To the extent the Fund invests in swaps, derivative or synthetic instruments, or other over-the-counter transactions, on these markets, the Fund may take a credit risk with regard to parties with whom it trades and may also bear the risk of settlement default. These risks may differ materially from those entailed in exchange-traded transactions which generally are backed by clearing organization guarantees, daily marking-to-market and settlement, and segregation and minimum capital requirements applicable to intermediaries. Transactions entered into directly between two counterparties generally do not benefit from such protections. This exposes the Fund to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the or because of a credit or liquidity problem, thus causing the Fund to suffer a loss. This `counterparty risk' is accentuated for contracts with longer maturities where events may intervene to prevent settlement, or where the Fund has concentrated its transactions with a single or small group of counterparties. The Fund is not restricted from dealing with any particular counterparty or from concentrating any or all of their transactions with one counterparty. The ability of the Fund to transact business with any one or number of counterparties, the lack of any independent evaluation of such counterparties' financial capabilities and the absence of a regulated market to facilitate settlement may increase the potential for losses by the Fund.

     USE OF LEVERAGE. The Fund may directly or indirectly borrow funds from brokerage firms and banks. Borrowing for investment purposes is known as `leverage.' The Fund may also `leverage' its portfolio by using options, swaps, forwards and other derivative instruments. While leverage presents opportunities for increasing the Fund's total return, it has the effect of potentially increasing losses as well. Accordingly, any event that adversely affects the value of an investment, either directly or indirectly, by the Fund could be magnified to the extent that leverage is employed by the Fund. The cumulative effect of the use of leverage by the Fund, directly or indirectly, in a market that moves in a direction that is adverse to expectations could result in a loss to the Fund that would be greater than if leverage were not employed. In addition, to the extent that the Fund borrows funds, the rates at which it can borrow may affect the operating results of the Fund. Furthermore, the use of leverage may subject the Fund to losses greater than the amount of capital invested by the Fund.

     The anticipated use of short-term margin borrowings by the Fund may result in certain additional risks to the Fund. For example, should the securities that are pledged to brokers to secure the Fund's margin accounts decline in value, or should brokers from which the Fund has borrowed increase their maintenance margin requirements (i.e., reduce the percentage of a position that can be financed), then the Fund could be subject to a `margin call', pursuant to which the Fund must either deposit additional funds with the broker or suffer mandatory liquidation of the pledged securities to compensate for the decline in value. In the event of a precipitous drop in the value of the assets of the Fund, the Fund might not be able to liquidate assets quickly enough to pay off the margin debt and might suffer mandatory liquidation of positions in a declining market at relatively low prices, thereby incurring substantial losses. The Fund is subject to the 1940 Act requirement that an investment company satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed measured at the time the investment company incurs the indebtedness. This means that the value of the Fund's total indebtedness may not exceed one-third the value of its total assets (including such indebtedness). These limits do not apply to the Portfolio Funds and, therefore, the Fund's portfolio may be exposed to the risk of highly leveraged investment programs of certain Portfolio Funds and, as a result, the volatility of the value the interests in the Portfolio Funds may be significant.

     CURRENCIES. The Fund invests substantially all of its assets in securities denominated in currencies other than the U.S. dollar. The Fund may, but does not currently intend to, hedge some or all of its foreign currency exposure. Because the Fund's foreign currency exposure is likely to be unhedged, the value of the position will fluctuate with U.S. dollar exchange rates as well as the price changes of its investments in the various local markets and currencies. An increase in the value of the U.S. dollar compared to the other currencies in which the Fund makes its investments will reduce the effect of increases and magnify the effect of decreases in the prices of such securities in their local markets. Conversely, a decrease in the value of the U.S. dollar will have the opposite effect on a Portfolio Fund's non-U.S. dollar securities by amplifying the effect of increases and reducing the effect of decreases in the prices of such securities in their local markets.

     WARRANTS AND RIGHTS. The Fund may purchase and hold warrants and rights. Warrants are derivative instruments that permit, but do not obligate, the holder to subscribe for other securities or commodities. Rights are similar to warrants, but normally have a shorter duration and are offered or distributed to shareholders of a company. Warrants and rights do not carry with them the right to dividends or voting rights with respect to the securities that they entitle the holder to purchase, and they do not represent any rights in the assets of the issuer. As a result, warrants and rights may be considered more speculative than certain other types of equity securities. In addition, the values of warrants and rights do not necessarily change with the values of the underlying securities or commodities and these instruments cease to have value if they are not exercised prior to their expiration dates.

     RESTRICTED AND ILLIQUID INVESTMENTS. The Fund may invest in securities that are subject to legal or other restrictions on transfer or for which no liquid market exists. The market prices, if any, for these securities tend to be volatile and the Fund may not be able to sell them when it desires to do so or to realize what it perceives to be their fair value in the event of a sale. The sale of restricted and illiquid securities often requires more time and results in higher brokerage charges or dealer discounts and other selling expenses than does the sale of securities eligible for trading on national securities exchanges or in the over-the-counter markets. Restricted securities may sell at a price lower than similar securities that are not subject to restrictions on resale. For those portions of the Fund's portfolio which are managed by the Adviser or Portfolio Managers, restricted securities for which no market exists and other illiquid investments are valued at fair value, as determined in accordance with procedures approved and periodically reviewed by the Board of Directors of the Fund. The Fund's investments in Portfolio Funds will generally be illiquid and subject to substantial restrictions on transfer. The Fund may liquidate an interest and withdraw from a Portfolio Fund pursuant to limited withdrawal rights. The lack of liquidity of these investments may adversely affect the Fund if it has to sell these investments at an inopportune time or price.

                                                                      APPENDIX B

                  INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT

AGREEMENT dated as of __________ 2002, between The European Multi-Strategy Investment Company, a Maryland corporation (the "Fund"), and Credit Agricole Asset Management U.S. Advisory Services, a French corporation (the "Investment Adviser").

WHEREAS, the Fund is a diversified, closed-end management investment company registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 Act");

WHEREAS, the Fund desires to retain the Investment Adviser to render certain management and investment advisory services to the Fund and the Investment Adviser is willing to furnish such services;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties as follows:

      1. APPOINTMENT OF THE ADVISER. The Fund hereby appoints the Investment Adviser to act as manager and investment adviser to the Fund for the period and on the terms set forth in this Agreement. The Investment Adviser hereby accepts such appointment and agrees to furnish the services herein set forth for the compensation provided.

     2. INVESTMENT ADVISORY AND MANAGEMENT SERVICES. The Investment Adviser undertakes and agrees:

     2.1 To make investment decisions on behalf of the Fund as to the structure and composition of the Fund's investment portfolio and the acquisition and disposition of securities by the Fund, all in accordance with the Fund's investment objective and policies and subject to the direction and control of the Board of Directors of the Fund; to provide or obtain such research and statistical data as may be necessary in connection with the foregoing services; and to decide on the selection of, and to place purchase and sale orders with, brokers and dealers to execute portfolio transactions on behalf of the Fund;

     2.2 To evaluate, select, supervise and replace, if necessary, one or more investment advisers which are either registered as such or specifically exempt from registration under the Investment Advisers Act of 1940, as amended, to act as subadvisers (each, a "Subadviser") to provide some or all of the services set forth in Paragraph 2.1 above, subject to the direction and control of the Board of Directors of the Fund, all as shall be set forth in a written agreement to which the Fund and the Investment Adviser shall be parties, which agreement shall be subject to approval by the Board of Directors of the Fund in accordance with the requirements of the 1940 Act, as such requirements may be modified by rule, regulation or order of the SEC.

     2.3 To research, evaluate and select collective investment vehicles for investment by the Fund, subject to the approval of the Board of Directors of the Fund and in accordance with the requirements of the 1940 Act, as such requirements may be modified by rule, regulation or order of the SEC.

     2.4 To provide periodic reports to the Fund with respect to portfolio transactions for the Fund; to provide at the request of the Board of Directors such other reports relating to the investments of the Fund as are necessary for the members of the Board of Directors to fulfill their fiduciary responsibilities; and to maintain the books and records of the Fund required under Rule 3la-l under the 1940 Act (other than those being maintained by the Fund's administrator, custodians and transfer, dividend paying agent and registrar);

     2.5 To provide office facilities and personnel adequate to perform the services undertaken by the Investment Adviser pursuant to this Agreement, to arrange for the provision of administrative services for the Fund and to perform those clerical and bookkeeping services which are not being furnished by the Fund's administrator, custodians or transfer, dividend paying agent and registrar, and

     2.6 To comply with any and all provisions of the 1940 Act and the Advisers Act and all provisions of any rules, regulations and orders of the SEC which are now or may, from time to time, be applicable to the Investment Adviser and to its directors, officers, employees and interested persons (as such term is defined in the 1940 Act).

     3. FEES. In consideration of the services described herein, the Fund will pay to the Investment Adviser, at the end of each calendar month and in Euro, a management and advisory fee (the "Advisory Fee") computed at the annual rate of 2.00% of the Fund's average weekly net assets up to U.S. $200 million, 1.75% of the Fund's average weekly net assets on the next U.S. $200 million and 1.50% of such assets in excess of U.S. $400 million, based upon the net asset value of the Fund calculated at the end of each week. For the month and year in which this Agreement becomes effective or terminates, there shall be an appropriate proration on the basis of the number of days that the Agreement is in effect during the month and year, respectively.

      The Investment Adviser shall be entitled to receive the full Advisory Fee. To avoid any confusion among Fund stockholders as to the maximum fee which the Fund may pay to the Investment Adviser under this Agreement, disclosure of the contractual advisory fee in documents filed with the Securities and Exchange Commission and distributed to Fund stockholders shall be the Advisory Fee and any reduction in the Advisory Fee shall be reflected as a voluntary fee waiver by the Investment Adviser.

      The net asset value of the Fund shall be calculated in accordance with the provisions of the Fund's prospectus or at such other time or times as the Board of Directors of the Fund may determine in accordance with the provisions of the 1940 Act. For each day on which net asset value of the Fund is not calculated, the net asset value of a share of the

Fund's common stock shall be deemed to be the net asset value per share as of the close of business on the last day on which such calculation was made for the purpose of the foregoing computations.

     4.   EXPENSES.

     4.1 The Investment Adviser shall bear all expenses of its employees and overhead incurred in connection with its duties under this Agreement. The Investment Adviser shall also pay all salaries and fees of the Fund's directors and officers who are also directors, officers or employees of the Investment Adviser or its affiliates, except that (i) the Fund will bear travel and certain other expenses of directors and officers of the Fund who are directors, officers or employees of the Investment Adviser or its affiliates to the extent that such expenses relate to attendance at meetings of the Fund's Board of Directors or any committees thereof, and (ii) the Fund may compensate certain officers of the Fund who are also employees of the Investment Adviser or its affiliates for services rendered by the officers on behalf of the Fund. With respect to subparagraph (ii) above, on an annual basis, the Independent Directors of the Fund shall determine whether and to what extent certain Fund officers shall be compensated by the Fund for work performed on behalf of the Fund. That determination shall be based on such factors as such Directors shall determine in their sole discretion.

     4.2 The Fund will bear all of its other expenses including, among others: directors' and officers' liability insurance; organizational expenses (which shall include out-of-pocket expenses and reasonable attorneys, fees, but not overhead or employee costs of the Investment Adviser); legal expenses; auditing and accounting expenses; taxes and governmental fees; stock exchange listing fees; dues and expenses incurred in connection with membership in investment company organizations; fees and expenses of the Fund's custodians, transfer agent, dividend paying agent and registrar; payment for portfolio pricing services to a pricing agent, if any; expenses of preparing share certificates and other expenses in connection with the issuance, offering or underwriting of securities issued by the Fund; expenses relating to investor relations; expenses of registering or qualifying securities of the Fund for sale; freight, insurance and other charges in connection with the shipment of the Fund's portfolio securities, if any; brokerage commissions or other costs of acquiring or disposing of any portfolio securities of the Fund; expenses of preparing and distributing reports, notices and dividends to shareholders; expenses of the Dividend Reinvestment Plan (except for brokerage expenses paid by participants in such plan); costs of stationery; any litigation expenses; and costs of shareholders and other meetings.

     5.   LIABILITY.

     5.1 Neither the Investment Adviser nor any of its shareholders, officers, directors, employees or agents shall be liable for any act or omission, error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except (i) that the Investment Adviser shall be under a fiduciary duty with respect to receipt of compensation for services pursuant to Section 36 of the 1940 Act and shall therefore be liable for a loss resulting from a breach of such fiduciary duty (in which case any award of damages shall be limited to the period and the amount set forth in
Section 36(b)(3) of the 1940 Act) or (ii) for any loss resulting from willful misfeasance, bad faith or gross negligence in the performance of, or from reckless disregard of, the Investment Adviser's obligations and duties under this Agreement.

     5.2 To the extent permitted by the 1940 Act, the Advisers Act and the rules and regulations promulgated thereunder and by other applicable law, the Fund shall indemnify and hold harmless the Investment Adviser and its shareholders, officers, directors, employees or agents from and against any Liability for and any damages, expenses or losses incurred in connection with any act or omission in the course of, connected with or arising out of any services to be rendered hereunder, except by reason of willful malfeasance, bad faith or gross negligence in the performance of, or by reason of reckless disregard of, the Investment Adviser's obligations and duties under this Agreement.

     5.3 The Investment Adviser shall not be liable for any losses caused by disturbances of its operations by virtue of force majeure, riot or damage caused by nature or due to other events for which it is not responsible (e.g., strikes, lock-outs or acts of domestic or foreign authorities).

     5.4 The Investment Adviser may rely on information reasonably believed by it to be accurate and reliable.

     5.5 The Investment Adviser does not assume responsibility for the acts or omissions of any other person.

     6. SERVICES NOT EXCLUSIVE. It is understood that the services of the Investment Adviser are not deemed to be exclusive, and nothing in this Agreement shall prevent the Investment Adviser or any of its affiliates from providing investment advisory and asset management services to other investment companies and other clients (whether or not their investment objectives and policies are similar to those of the Fund) or from engaging in other activities. When other clients of the Investment Adviser desire to purchase or sell a security at the same time such security is purchased or sold for the Fund, it is understood that such purchases and sales will, to the extent feasible, be allocated among the Fund and such clients in a manner believed by the Investment Adviser to be equitable to the Fund and such other clients. If two or more of the Investment Adviser's clients purchase or sell the same security on a given day from the same broker-dealer, such transactions may be averaged as to price.

     7. NOTICES. Any notice or other communication required to be given pursuant to this Agreement shall be in writing and shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (i) to the Fund, c/o Credit Agricole Indosuez, 666 Third Avenue, New York, New York 10017, U.S.A.,
Attention: Steven M. Cancro, Esq., Secretary; and (ii) to the Investment Adviser, at 90 Boulevard Pasteur, 75015 Paris, France, Attention: Jean Claude Kaltenbach, Chairman; or to such other address, or to the attention of such other person or officer, as either party may from time to time designate to the other party by written notice given in accordance with this Section 8.

     8. DURATION AND TERMINATION. This Agreement shall become effective on the date first set forth above and shall, unless sooner terminated pursuant hereto, continue in effect for an initial term of twelve months ending on such date and shall continue in effect thereafter for successive periods of twelve months each; provided that each such continuance beyond the initial twelve month term shall be specifically approved, at least annually, by a vote of a majority of the members of the Board of Directors of the Fund who are not interested persons (as defined in the 1940 Act) of either party to the Agreement, cast in person at a meeting called for the purpose of voting on such approval, and by a vote of either (i) the Fund's Board of Directors or (ii) a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act); provided, further, that if the continuation of this Agreement is not so approved, the Investment Adviser may, at the Fund's request, continue to serve in such capacity in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder. Notwithstanding any of the foregoing, this Agreement may be terminated by the Fund in the manner prescribed by the 1940 Act, without the payment of any penalty, at any time upon no less than sixty days' prior written notice to the Investment Adviser, or by the Investment Adviser upon not less than sixty days' prior written notice to the Fund. This Agreement shall automatically terminate in the event of its assignment (as defined under the 1940 Act) by either party. Termination of this Agreement shall not affect the right of the Investment Adviser to receive payment of any unpaid balance of the compensation described in Section 3 earned prior to such termination.

     9. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York, provided that nothing herein shall be construed as being inconsistent with the 1940 Act, the Advisers Act, applicable French laws and any rules, regulations and orders of the SEC.

     10.  MISCELLANEOUS.

     10.1 Subject to the policy of obtaining best execution and to the other requirements of the 1940 Act and subject, further, to the supervision and control of the Board of Directors of the Fund, the Investment Adviser may place brokerage orders for the Fund with, and obtain research from, affiliates of the Investment Adviser; provided, however, that any commissions paid to such affiliates shall be reasonable and fair in comparison to commissions received by other brokers in connection with comparable transactions involving similar securities. Any research provided to the Investment Adviser by third parties shall be in addition to and not in lieu of the services to be provided herein and shall not reduce the Investment Adviser's fees hereunder.

     10.2 The captions in this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

     10.3 If any provisions of this Agreement shall be held or made invalid in whole or in part, the other provisions of this Agreement shall remain in force. Invalid provisions shall, in accordance with the intent and purpose of this Agreement, be replaced by such valid provisions which in their economic effect come as close as legally possible to such invalid provisions.

     10.4 The Investment Adviser shall for all purposes herein provided be deemed to be an independent contractor, and nothing herein shall be construed as constituting the Investment Adviser an agent of the Fund.

     10.5 The Investment Adviser shall be entitled to rely on any notice or communication believed by it to be genuine and correct and to have been sent to it by or on behalf of the Fund.

     10.6 This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.



                                        THE EUROPEAN MULTI-STRATEGY
                                        INVESTMENT COMPANY


                                        By:_____________________________________
                                        Name:
                                        Title:


                                        CREDIT AGRICOLE ASSET MANAGEMENT
                                        U.S. ADVISORY SERVICES


                                        By:_____________________________________
                                        Name:    Mr. Patrice de Larrard
                                        Title:   Chief Executive Officer

                                   PROXY CARD


|X|  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE

PROPOSALS (Please check one box for each proposal)

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL 1.

                                                                                      FOR          AGAINST       ABSTAIN
                                                                                      ___            ___           ___
       1.     To approve a change in the Fund's  investment  program by amending     |   |          |   |         |   |
              the Fund's fundamental investment objective and policies.              |___|          |___|         |___|


YOUR BOARD OF  DIRECTORS  UNANIMOUSLY  RECOMMENDS  THAT YOU VOTE FOR EACH OF THE PROPOSALS 2(a) THROUGH (g).

      TO APPROVE  THE  FOLLOWING  CHANGES TO THE FUND'S  INVESTMENT RESTRICTIONS WHICH ARE NECESSARY TO IMPLEMENT THE FUND'S NEW
      INVESTMENT PROGRAM:

                                                                                      FOR          AGAINST       ABSTAIN
                                                                                      ___            ___           ___
       2(a).  To  approve  a  change  to  the  Fund's   fundamental   investment     |   |          |   |         |   |
              restriction regarding diversification.                                 |___|          |___|         |___|

                                                                                      FOR          AGAINST       ABSTAIN
                                                                                      ___            ___           ___
       2(b).  To  approve  a  change  to  the  Fund's   fundamental   investment     |   |          |   |         |   |
              restriction regarding borrowing for investment purposes.               |___|          |___|         |___|

                                                                                      FOR          AGAINST       ABSTAIN
                                                                                      ___            ___           ___
       2(c).  To  approve  a  change  to  the  Fund's   fundamental   investment     |   |          |   |         |   |
              restriction regarding settlement of securities transactions.           |___|          |___|         |___|

                                                                                      FOR          AGAINST       ABSTAIN
                                                                                      ___            ___           ___
       2(d).  To  approve  a  change  to  the  Fund's   fundamental   investment     |   |          |   |         |   |
              restriction regarding short sales of securities.                       |___|          |___|         |___|

                                                                                      FOR          AGAINST       ABSTAIN
                                                                                      ___            ___           ___
       2(e).  To  approve  a  change  to  the  Fund's   fundamental   investment     |   |          |   |         |   |
              restriction regarding purchasing securities on margin.                 |___|          |___|         |___|

                                                                                      FOR          AGAINST       ABSTAIN
                                                                                      ___            ___           ___
       2(f).  To  approve  a  change  to  the  Fund's   fundamental   investment     |   |          |   |         |   |
              restriction   regarding   purchasing   securities  which  are  not     |___|          |___|         |___|
              registered for sale in the U.S.
                                                                                      FOR          AGAINST       ABSTAIN
                                                                                      ___            ___           ___
       2(g).  To  approve  a  change  to  the  Fund's   fundamental   investment     |   |          |   |         |   |
              restriction   regarding   investments in illiquid securities.          |___|          |___|         |___|

YOUR BOARD OF  DIRECTORS  UNANIMOUSLY  RECOMMENDS  THAT YOU VOTE FOR EACH OF THE PROPOSALS 3 THROUGH 5.

                                                                                      FOR          AGAINST       ABSTAIN
                                                                                      ___            ___           ___
       3.     To approve an amendment to the Fund's Articles of Incorporation to     |   |          |   |         |   |
              change  the  name  of  the  Fund  to The  European  Multi-Strategy     |___|          |___|         |___|
              Investment Company.
                                                                                      FOR          AGAINST       ABSTAIN
                                                                                      ___            ___           ___
       4.     To approve a new investment  advisory  agreement  between the Fund     |   |          |   |         |   |
              and Credit Agicole Asset Management U.S.  Advisory  Services,  the     |___|          |___|         |___|
              Fund's investment  adviser (the "Adviser") with an increase in the advisory fee rate payable to the Adviser.
                                                                                      FOR          AGAINST       ABSTAIN
                                                                                      ___            ___           ___
       5.     To  approve a  proposal  allowing  the  Adviser,  subject to Board     |   |          |   |         |   |
              approval, to select and replace, if necessary, investment managers     |___|          |___|         |___|
              to  directly  manage a  portion  of the  Fund's  portfolio  and to
              materially   modify  existing   subadvisory   agreements   without
              obtaining  stockholder  approval of the new or amended subadvisory agreement.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE NOMINEES IN PROPOSAL 6.

       6. Election of Directors. To elect four (4) Directors in Class II to serve for a term expiring on the date of the Annual Meeting of Stockholders in 2005.

              NOMINEES: John Bult, Serge Demoliere, Michel Longchampt and Michel
              A. Rapaccioli.

                                                        __      __
              FOR ALL NOMINEES LISTED ABOVE            |  |    |  |      WITHHOLD AUTHORITY      (UNLESS AUTHORITY  TO VOTE  FOR ANY
         (EXCEPT AS MARKED TO THE CONTRARY BELOW)      |__|    |__|       TO VOTE FOR ALL        WITHHELD, THIS PROXY WILL BE DEEMED
                                                                            LISTED ABOVE         TO CONFER  AUTHORITY  TO  VOTE  FOR
                                                                                                 EVERY  NOMINEE  WHOSE  NAME  IS NOT
                                                                                                 LISTED BELOW.)

              INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the following space:

                                                                                     _______________________________________________

                                                                                     YOUR BOARD OF DIRECTORS UNANIMOUSLY  RECOMMENDS
                                                                                     THAT YOU VOTE AGAINST PROPOSAL 7.

                                                                                      FOR          AGAINST       ABSTAIN
                                                                                      ___            ___           ___
       7.     To approve a stockholder  proposal  recommending that the Board of     |   |          |   |         |   |
              Directors  expedite the process to ensure Fund shares can trade at     |___|          |___|         |___|
              net asset value.

       8. In their discretion, the proxies are authorized to consider and to act upon such other business as may properly come before the meeting or any adjournments thereof.


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. If shares are held jointly, each Stockholder named should sign. If only one signs, his or her signature will be binding. If the Stockholder is a corporation, the President or a Vice President should sign in his or her own name, indicating title. If the Stockholder is a partnership, a partner should sign in his or her own name, including that he or she is a "Partner."


Signature:_________________________________________ Date:_______________________



Signature:_________________________________________ Date:_______________________

                                     PROXY

                          THE FRANCE GROWTH FUND, INC.
                   666 THIRD AVENUE, NEW YORK, NEW YORK 10017

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       The undersigned hereby appoints Frederick J. Schmidt and Steven M. Cranco as Proxies, each with full power of substitution, and hereby authorizes each of them, with the authority in each to act in the absence of the other, to represent and to vote, as designated below, all the shares of common stock of the France Growth Fund, Inc. (the "Fund") held of record by the undersigned on March 28, 2002 at the Annual Meeting of Stockholders of the Fund to be held on June 18, 2002, or any adjournments thereof.

       This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" Proposals 1, 2(a), 2(b), 2(c), 2(e), 2(f), 2(g), 3, 4, 5 and 6
and "AGAINST" Proposal 7.

       YOUR BOARD OR DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 1, "FOR" PROPOSALS 2(A) THROUGH (G), "FOR" PROPOSAL 3, "FOR" PROPOSAL 4, "FOR" PROPOSAL 5, "FOR" PROPOSAL 6 (THE ELECTION OF NOMINEES FOR DIRECTORS), AND "AGAINST" PROPOSAL 7.

_______________                                                  _______________
| SEE REVERSE |    CONTINUED AND TO BE SIGNED ON REVERSE SIDE    | SEE REVERSE |
|    SIDE     |                                                  |    SIDE     |
---------------                                                  ---------------